           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
                                                     REGISTRATION NO. 333-
________________________________________________________________________________
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                                    TTR INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

                 DELAWARE                                      3577                                     11-3223672
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                                 1841 BROADWAY
                            NEW YORK, NEW YORK 10023
                                 (212) 333-3355
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           MARC D. TOKAYER, PRESIDENT
                                    TTR INC.
                                 1841 BROADWAY
                            NEW YORK, NEW YORK 10023
                                 (212) 333-3355
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

             COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS
                 SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:

SAMUEL F. OTTENSOSER, ESQ.                               GARY M. EPSTEIN, ESQ.
  BAER MARKS & UPHAM LLP                                GREENBERG TRAURIG, P.A.
     805 THIRD AVENUE                                    1221 BRICKELL AVENUE
 NEW YORK, NEW YORK 10022                                MIAMI, FLORIDA 33131
      (212) 702-5962                                        (305) 579-0500
 FACSIMILE (212) 702-5941                               FACSIMILE (305) 579-0717

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                     AMOUNT TO BE         OFFERING PRICE       AGGREGATE          AMOUNT OF
         SECURITIES TO BE REGISTERED                    REGISTERED           PER SHARE(1)      OFFERING PRICE    REGISTRATION FEE
Common Stock, $0.001 par value................    2,875,000 Shares(2)      $3.00                $  8,625,000          $2,544
Underwriter's Warrants........................      250,000 Warrants       $.0001               $         25          $  .01
Common Stock, $0.001 par value................      250,000 Shares(3)(7)   $3.60                $    900,000          $  266
Common Stock, $0.001 par value................      621,000 Shares(4)      $3.00                $  1,863,000          $  550
Common Stock, $0.001 par value................       33,000 Shares(5)(7)   $7.80                $    257,400          $   76
Common Stock, $0.001 par value................      339,250 Shares(6)(7)   $3.45                $  1,170,412          $  345
                                                                                              ----------------       -------
                                                                                                $ 12,815,837          $3,781

                                                        (footnotes on next page)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(footnotes from cover)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Includes 375,000 shares of Common Stock subject to an over-allotment option granted to the Underwriter.

(3) Issuable upon exercise of Underwriter's Warrants.

(4) Consists of shares of Common Stock offered by certain stockholders.

(5) Consists of shares of Common Stock issuable upon exercise of warrants held by a certain stockholder.

(6) Consists of shares of Common Stock issuable upon exercise of warrants held by certain stockholders.

(7) Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable as a result of anti-dilution adjustments in accordance with the terms of the warrants.

                                CROSS-REFERENCES

Item 1.    Front of Registration Statement and Outside Front Cover of
             Prospectus...................................................  Front Cover
Item 2.    Inside Front and Outside Back Cover Pages of Prospectus........  Front Cover and subsequent pages
Item 3.    Summary Information and Risk Factors...........................  Prospectus Summary and Risk Factors
Item 4.    Use of Proceeds................................................  Use of Proceeds
Item 5.    Determination of Offering Price................................  N/A
Item 6.    Dilution.......................................................  N/A
Item 7.    Selling Security Holders.......................................  Principal Stockholders; Concurrent
                                                                              Offering
Item 8.    Plan of Distribution...........................................  Underwriting
Item 9.    Legal Proceedings..............................................  Business -- Legal Proceedings
Item 10.   Directors, Executive Officers, Promoters and Control Persons...  Management
Item 11.   Security Ownership of Beneficial Owners and Management.........  Principal Stockholders
Item 12.   Description of Securities......................................  Description of Securities
Item 13.   Interest of Named Experts and Counsel..........................  N/A
Item 14.   Disclosure of Commission Position on Indemnification for
             Securities Act Liabilities...................................  Executive Compensation --
                                                                              Indemnification
Item 15.   Organization within Last Five Years............................  Certain Transactions
Item 16.   Description of Business........................................  Business
Item 17.   Management's Discussion and Analysis or Plan of Operation......  Plan of Operation
Item 18.   Description of Property........................................  Business -- Properties
Item 19.   Certain Relationships and Related Transactions.................  Certain Transactions
Item 20.   Market for Common Equity and Related Stockholder Matters.......  Price Range of Common Stock
Item 21.   Executive Compensation.........................................  Executive Compensation
Item 22.   Financial Statements...........................................  Financial Statements
Item 23.   Changes and Disagreements with Accountants on Accounting and
             Financial Disclosure.........................................  Experts

Part II
Item 24.   Indemnification of Directors and Officers......................  Indemnification of Directors and
                                                                              Officers
Item 25.   Other Expenses of Issuance and Distribution....................  Other Expenses of Issuance and
                                                                              Distribution
Item 26.   Recent Sales of Unregistered Securities........................  Recent Sales of Unregistered
                                                                              Securities
Item 27.   Exhibits.......................................................  Exhibits
Item 28.   Undertakings...................................................  Undertakings

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1998

PROSPECTUS

                                2,500,000 SHARES
                                    TTR INC.
                                  COMMON STOCK

                            ------------------------

     TTR Inc., a Delaware corporation ('TTR' or the 'Company') hereby offers 2,500,000 shares of common stock, $.001 par value per share (the 'Common Stock').

     The Company's Common Stock is listed on the Nasdaq OTC Electronic Bulletin Board under the trading symbol 'TTRE.' On July 29, 1998, the closing bid price of the Common Stock on the Nasdaq OTC Bulletin Board was $3 1/8 per share. See 'Price Range of Common Stock.' Application will be made to have the Common Stock listed on the American Stock Exchange.

                            ------------------------

     SEE 'RISK FACTORS' BEGINNING ON PAGE 7 FOR CERTAIN INFORMATION WHICH SHOULD BE CAREFULLY CONSIDERED BEFORE PURCHASING SHARES OF THE COMMON STOCK OFFERED HEREBY.
                            ------------------------

THESE  SECURITIES  HAVE  NOT BEEN  PPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR BY ANY  STATE SECURITIES  COMMISSION,  NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                       PRICE TO             UNDERWRITING            PROCEEDS TO
                                                                        PUBLIC               DISCOUNT(1)            COMPANY(2)
Per Share......................................................            $                      $                      $
Total(3).......................................................            $                      $                      $

(1) Does not include compensation payable to Josephthal & Co. Inc. (the 'Underwriter') in the form of a non-accountable expense allowance and a financial advisor's fee. See 'Underwriting' for information concerning indemnification and contribution arrangements with, and other compensation payable to, the Underwriter.

(2) Before deducting expenses payable by the Company estimated to be
    $           , including the Underwriter's non-accountable expense allowance.

(3) The Company and certain stockholders of the Company have granted the Underwriter an option (the 'Over-Allotment Option') exercisable for a period of 45 days from the date of this Prospectus to purchase up to 375,000 additional shares of Common Stock upon the same terms and conditions set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting
    Discount and Proceeds to Company will be $           , $           and
    $           , respectively. See 'Underwriting.'

                            ------------------------

     The shares of Common Stock are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering without notice and to reject any order in whole or in part. It is expected that delivery of the Common Stock offered hereby will be made against payment therefor at the offices of Josephthal & Co. Inc., New York, New York, on
or about October   , 1998.

                             JOSEPHTHAL & CO. INC.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1998

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

     INFORMATION CONTAINED IN THE COMPANY'S WEBSITE SHALL NOT BE DEEMED TO BE A PART OF THIS PROSPECTUS.

                            ------------------------
     The Company has filed applications for trademark registration for DiscGuard'tm' in Canada and for a Community Trademark. The Company owns the rights to DiscGuard'tm' in the United States.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, all share, per share and financial information set forth herein assumes no exercise of the Over-Allotment Option or the Underwriter's Warrants. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in 'Risk Factors.' As used herein, the term 'Company' includes the operations of TTR Inc. and its Israeli subsidiary TTR Technologies Ltd. ('TTR Ltd.'), unless the context otherwise requires.

                                  THE COMPANY

     TTR Inc. ('TTR' or the 'Company') designs, markets and sells proprietary software anti-piracy products. The Company's flagship product, DiscGuard'tm', embeds an indelible and non-reproducible digital signature on CD-ROMs that prevents unauthorized copies from operating. CD-ROMs are an optical medium used for storage of software and other electronic content. DiscGuard'tm' protection is transparent to the end user and is a cost-effective way for a software publisher to reduce piracy of its products.

     The Company believes that DiscGuard'tm' addresses a significant need in a rapidly growing market. According to InfoTech, Inc., a market research firm specializing in the optical media industry, worldwide sales of CD-ROMs and DVDs (Digital Versatile Discs) were estimated to be $44.0 billion in 1997, and are expected to increase to approximately $76.5 billion in 2000. Losses relating to the piracy of business software were estimated to be $11.4 billion worldwide in 1997, according to the Software Publishers Association.

     TTR's goal is to become the market leader in CD-ROM anti-piracy protection. The Company is implementing a two part strategy to achieve this objective. First, the Company intends to ensure that DiscGuard'tm' will be readily available to software publishers by integrating DiscGuard'tm' into the mastering equipment of a broad base of CD-ROM replicators, mass producers of CD-ROMs and DVDs ('Replicators'). At the same time, the Company is marketing DiscGuard'tm' directly to software publishers, who can then purchase DiscGuard'tm' protection through a Replicator for a per disc royalty fee.

     In October 1997, the Company entered into an exclusive license agreement with Doug Carson & Associates, Inc. ('DCA') to permit DCA to integrate DiscGuard'tm' into its mastering interface system ('MIS'), a key component of the mastering equipment used by Replicators in the production of glass masters used to mass produce CD-ROMs. The Company believes that DCA's MIS is currently installed in over 75% of the world's mastering equipment. DCA has agreed to sell DiscGuard'tm' compatible MIS and to use its best efforts to encourage Replicators to upgrade their MIS to include DiscGuard'tm' capability.

     Nimbus CD International, Inc. ('Nimbus'), a leading Replicator of CD-ROMs, entered into an agreement with the Company to integrate DiscGuard'tm' into its MIS and now offers DiscGuard'tm' protection to its large client base of software publishers throughout North America and Europe. This agreement is exclusive until mid-September 1998. In addition, the Company recently entered into a license agreement with SKC Co. Ltd. ('SKC'), the largest South Korean Replicator and a subsidiary of a major South Korean conglomerate. The Company expects that SKC will offer DiscGuard'tm' protection to software publishers throughout South Korea by mid-September 1998, when the Nimbus exclusivity period expires. Subject to certain conditions, SKC has been granted an exclusive license to produce DiscGuard'tm' protected CD-ROMs in South Korea through June 1, 1999. The Company is also currently involved in pilot testing with two additional Replicators and is actively marketing DiscGuard'tm' to others, often in conjunction with sales representatives of DCA.

     TTR commenced its marketing efforts in February 1998 and by June 30, 1998, had licensed DiscGuard'tm' to a number of software publishers that agreed to protect some or all of their titles distributed on CD-ROMs with DiscGuard'tm'. While these software publishers market mostly multimedia CD-ROMs, including games, design and reference software, the Company believes that DiscGuard'tm' will be beneficial to software publishers seeking to protect a broad range of products.

     The Company recently signed agreements with Eagle International Co. Ltd. ('Eagle'), a Japanese technology distributor, to sell and market DiscGuard'tm' throughout Japan, and with DM (Digital Media) Tech Co. ('Digital Media'), a South Korean distributor, to serve as TTR's representative in South Korea. The Company believes that its relationships with Eagle and Digital Media will provide it with significant access to the large Asian replicator and software publisher markets.

     The Company sells and markets its products through offices located in California, New York, London and Israel.

                                  THE OFFERING

Common Stock Offered by the Company...............................  2,500,000 shares

Common Stock outstanding prior to the Offering....................  3,859,548(1)

Common Stock to be outstanding after the Offering.................  6,409,548(2)(3)

Use of Proceeds...................................................  Sales and marketing, research and development, repayment of indebtedness, and
                                                                    working capital and general corporate
                                                                    purposes. See 'Use of Proceeds.'

Risk Factors......................................................  Prospective investors should carefully consider the matters set forth under the
                                                                    caption 'Risk Factors.' An investment in the
                                                                    Common Stock offered hereby involves a high
                                                                    degree of risk and immediate and substantial
                                                                    dilution.

OTC Electronic Bulletin Board Symbol(4)...........................  TTRE

------------

(1) Reflects (i) the cancellation of 750,000 shares of Common Stock formerly held in escrow, (ii) the issuance of 125,000 shares of Common Stock to consultants, and (iii) the exchange of 432,000 shares of Common Stock for outstanding warrants. See 'Plan of Operation,' and 'Principal Stockholders.'

(2) Excludes (i) 580,000 shares of Common Stock to be reserved for issuance under the Company's Incentive and Non-Qualified Stock Option Plan (the 'Option Plan') pending stockholder approval of an increase of shares under the Option Plan (currently 426,100 shares are issuable upon exercise of outstanding stock options); (ii) 25,000 shares of Common Stock to be reserved for issuance, pending stockholder approval, upon exercise of stock options which may be granted to independent members of the Board of Directors under the Company's Non-Executive Director Stock Option Plan (the 'Directors Plan'); (iii) 250,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (iv) 300,473 shares of Common Stock reserved for issuance upon the exercise of warrants and/or options issued to consultants, employees and investors; and (v) 339,250 shares of Common Stock issuable upon the exercise of warrants issued in connection with the 1998 Debt Financing (as defined below). Includes 50,000 shares of Common Stock issued to a consultant. See 'Principal Stockholders.'

(3) Concurrently with this Offering, 621,000 shares of Common Stock, plus an additional 372,250 shares of Common Stock issuable upon the exercise of 372,250 warrants, have been registered under the Securities Act for resale on behalf of certain securityholders. The securityholders have agreed not to sell such securities for a period of nine months after the date of this Prospectus (six months with respect to 654,000 shares of Common Stock, of which 33,000 are issuable upon exercise of warrants). The Company will not receive any proceeds from the sales of shares by such securityholders.

(4) Application will be made for listing the Company's Common Stock following the Offering on the American Stock Exchange.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     Set forth below is certain summary consolidated financial data for the periods and as of the dates indicated. This data should be read in conjunction with the more detailed information and Consolidated Financial Statements appearing elsewhere in this Prospectus.

                                               YEAR ENDED               THREE MONTHS ENDED        FROM INCEPTION
                                              DECEMBER 31,                  MARCH 31,             (JULY 14, 1994)
                                       --------------------------    ------------------------           TO
                                          1996           1997           1997          1998        MARCH 31, 1998
                                       -----------    -----------    -----------    ---------    -----------------
Income Statement Data:
     Revenues.......................   $   --         $   --         $   --         $  --           $  --
     Total expenses.................       896,779      3,865,736        945,104      844,784         6,409,607
     Operating loss.................      (896,779)    (3,865,736)      (945,104)    (844,784)       (6,409,607)
Net loss............................    (1,121,211)    (4,119,612)    (1,264,485)    (850,964)       (7,030,535)
Net loss per share..................     $(0.62)        $(1.35)        $(0.51)       $(0.26)
                                        ----------      ---------      ----------    --------
                                        ----------      ---------      ----------    --------
Weighted average shares
  outstanding.......................     1,801,366      3,054,519      2,496,476    3,293,481
                                        ----------      ---------      ----------    --------
                                        ----------      ---------      ----------    --------

                                                                                                          MARCH 31,
                                                                                        MARCH 31,           1998
                                                                                           1998        AS ADJUSTED(1)
                                                                                       ------------    ---------------
Balance Sheet Data:
     Working capital (deficiency)...................................................    $  (274,766)
     Total assets...................................................................        691,337
     Total liabilities..............................................................        569,592
     Total stockholders' equity.....................................................        121,745

------------

(1) Gives effect to (i) the consummation of the 1998 Debt Financing (as defined below) of $1,475,000, and (ii) the sale of 2,500,000 shares of Common stock
    offered by the Company hereby at the price of $    per share and the
    application of the estimated net proceeds therefrom. See 'Capitalization,' 'Plan of Operation -- Liquidity and Capital Resources' and 'Use of Proceeds.'

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by persons who cannot afford the loss of their entire investment. Prospective investors should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

     Development Stage Company; Limited Relevant Operating History; Continuing Losses; Accumulated Deficit; Significant Development Expenses; Uncertainty of Future Profitability; Explanatory Paragraph in Independent Accountant's Report. The Company is a development stage company with a limited history of operations. Before DiscGuard'tm' first became commercially available in February 1998, the Company was engaged primarily in research and development. Consequently, the Company has had a limited operating history upon which an evaluation of the Company's prospects and performance can be made. The Company's prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with the formation and early phase of operation of a new business, the development and commercialization of new products based on innovative technology and the rapid technological change and high level of competition in the industry in which the Company operates. The Company has had significant losses, including net losses of approximately $4.1 million and $1.1 million for the years ended December 31, 1997 and 1996, respectively, and a net loss of approximately $851,000 for the three months ended March 31, 1998. Such losses are continuing as of the date of this Prospectus. In addition, the Company has an accumulated deficit of approximately $7.0 million as of March 31, 1998. Because the Company anticipates that it will continue to incur significant operating costs, both in connection with the development of its proposed product enhancements and additions and as a result of its increased marketing efforts, it is likely that significant losses will continue until such time, if ever, as the Company is able to generate a level of revenue sufficient to offset these continuing early-phase expenditures. There can be no assurance that the Company will be able to implement its business strategy successfully, that it will be able to generate revenues in the future or that it will be able to achieve profitable operations. The Company's independent accountants have included an explanatory paragraph in their report on the Company's financial statements stating that the Company's recurring losses from operations and accumulated deficit raise substantial doubt about its ability to continue as a going concern. The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with projected cash flow from operations, if any, will be sufficient to satisfy its contemplated cash requirements for at least twenty-four months following the consummation of this Offering. See 'Plan of Operation,' 'Business' and Consolidated Financial Statements.

     Significant Capital Requirements; Dependence on Offering Proceeds; Need for Additional Financing. The Company's capital requirements in connection with its development and marketing activities have been and will continue to be significant. The Company has been dependent upon the proceeds of sales of its securities to investors (including the 1998 Debt Financing -- see 'Plan of Operation -- Prior Financing'), as well as various government grants and loans, to fund its development and marketing activities and, at March 31, 1998, the Company had a working capital deficit of approximately $275,000, no revenues from operations, and monthly expenses approximating $200,000. The Company is not generating revenues from its operations to fund its activities and is, therefore, dependent on the proceeds of this Offering to continue the development of its technology and the marketing of its products. The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that the net proceeds of this Offering, together with projected cash flow from operations, if any, will be sufficient to satisfy its contemplated cash requirements for at least twenty-four months following the consummation of this Offering. In the event that the proceeds of this Offering and cash flow prove to be insufficient to fund operations (due to a change in the Company's plans or a change, or an inaccuracy, in its assumptions or as a result of unanticipated expenses, technical difficulties or otherwise), the Company would be required to seek additional financing sooner than currently anticipated. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms, or at all. The Company has no current arrangements with respect to, or sources of, additional financing. The inability to obtain additional financing when needed would have a material adverse effect on the Company, including, possibly, requiring the Company to curtail or cease its operations. To the extent that any future financing involves the sale of the Company's equity securities, the holdings of the Company's then existing stockholders could be substantially diluted. See 'Use of Proceeds' and 'Plan of Operation.'

     Limited Marketing Experience and Capabilities; Uncertainty of Market Acceptance. The Company has only recently commenced significant marketing activities relating to product commercialization and currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing and advertising activities. To date, the Company has generated no revenues from the sale of its products, which have achieved only limited market acceptance. Demand for the Company's products and the Company's proposed products will depend principally upon the demand by software publishers for protection from unauthorized copying. As is typically the case with newly-introduced products, the ultimate level of demand for the Company's products is subject to a high degree of uncertainty. Developing market acceptance for the Company's existing and proposed products will require substantial marketing efforts and the expenditure of a significant amount of funds to inform software publishers of the perceived advantages of the Company's products. Although the Company intends to use a significant portion of the proceeds of this Offering in connection with its proposed sales and marketing activities, there can be no assurance that the Company will be able to penetrate existing markets on a widespread basis or that the marketing efforts undertaken by the Company will result in increased demand for, or market acceptance of the Company's existing and proposed products. There can be no assurance that the Company will be able to market the Company's products successfully or that its efforts will result in any significant revenues. See 'Use of Proceeds' and 'Business -- Sales and Marketing.'

     Uncertainty of Product and Technology Development; Technological Factors. The Company has not completed development and testing of a number of its proposed products, some of which are still in the planning stage or in relatively early stages of development. The Company's success will depend in part upon the ability of its proposed products to meet targeted performance and cost objectives, and will also depend upon their timely introduction into the marketplace. The Company will be required to commit considerable time, effort and resources to complete development of its proposed products and product enhancements. Although the Company anticipates that the development of its products and technology will be successfully concluded, its product development efforts are subject to all of the risks inherent in the development of new products and technology (including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding or adequate personnel to complete development). There can be no assurance as to when, or whether, such product development efforts will be successfully completed. In addition, there can be no assurance that the Company's products will satisfactorily perform the functions for which they are designed, that they will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in their development. The Company will be required to devote a substantial portion of the proceeds of this Offering and its revenues, if any, to research and development efforts. Even so, there can be no assurance that these efforts will be successful. See 'Use of Proceeds' and 'Business -- Research and Development.'

     Competition; Technological Obsolescence. The software protection industry is extremely competitive. The Company's primary competitors include companies with substantially greater financial, technological, marketing, personnel and research and development resources than those of the Company. There can be no assurance that the Company will be able to compete successfully in this market. In particular, Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd. each have an established installed product base in the limited market that exists for hardware key based software security products and could expand into the Company's target market of anti-piracy products for software contained on optical media such as CD-ROMs. Further, there can be no assurance that existing software companies will not enter the market in the future. Certain companies such as C-Dilla Limited, Sony DADC Austria AG, MLS LaserLock International Inc. and Link Data Security claim to provide comprehensive optical media based anti-piracy protection, two of which have existing relationships with DCA to make their products available. Many of the Company's competitors have existing relationships with major software development houses in the United States, some of which are dominant software producers worldwide, and those existing relationships may impede the Company's ability to sell its products to those customers and expand its market share. Furthermore, there can be no assurance that the Company will be able to continue developing products with innovative features and functions, or that development by others of similar or more effective products will not render the Company's products or technologies noncompetitive or obsolete. The markets for the technology and products being developed by the Company are characterized by rapid change and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Since the Company's products are new to the market and sold in competition with the products of companies with greater financial and other resources, there can be no assurance that a market for the Company's products will develop. See 'Business -- Competition.'

     Risks of Circumvention Technologies. It is conceivable that a way to circumvent the Company's security techniques by third parties could become available which would, in all likelihood, result in a substantial decrease in the demand for the Company's products. Additionally, software publishers could choose not to use the Company's anti-piracy technology if software publishers believe that the Company's technology will be unable to deter pirates. Any reduction in demand for the Company's products would have a material adverse effect on the Company's business, financial condition and results of operations. See 'Business -- Research and Development' and ' -- Proprietary Rights.'

     Dependence on Key Personnel. The success of the Company will be largely dependent on the efforts of the members of the senior management of the Company, including Marc D. Tokayer, Steven L. Barsh, Arik Shavit, and Baruch Sollish, Ph.D. Although Mr. Tokayer and Mr. Shavit have entered into employment agreements with the Company which renew automatically on an annual basis and Mr. Barsh and Dr. Sollish are under contract with the Company for a period of 18 months and 3 years, respectively, such employment agreements are terminable under certain circumstances. The loss of the services of one or more of such key personnel would have a material adverse effect on the Company's ability to maximize its use of its products and technologies or to develop related products and technologies. The success of the Company also is dependent upon its ability to hire and retain additional qualified personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. Although the Company intends to obtain 'key man' life insurance in the principal amount of $1 million with respect to Dr. Sollish, there can be no assurance that the loss of his services would not have a material adverse effect on the Company. See 'Management.'

     Product Protection and Infringement. The Company's success is heavily dependent upon its proprietary technology. The Company has filed for patent protection for the technology underlying DiscGuard'tm' (the 'Patent Rights') in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan. No assurance can be given that any patent will be issued from the United States or other patent offices for the Patent Rights, that the Company will receive any patents in the future based on its continued development of its proprietary technology, or that the Company's patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing DiscGuard'tm' or similar technologies. The Company also relies on a combination of contractual rights, trade secrets, copyrights, trademarks, non-disclosure agreements and technical measures to establish and protect its proprietary rights. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, those of the Company's products. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. In the case of infringement, the Company would, under certain circumstances, be required to modify its products or obtain a license. There can be no assurance that the Company would be able to do either in a timely manner or upon acceptable terms and conditions, and any failure to do so could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the resources to maintain or defend a patent infringement or other proprietary rights infringement action. See
'Business -- Proprietary Rights.'

     Dependence on Single Product Line and Strategic Alliances. The Company markets one line of products to a limited market of software publishers desiring to protect their products from unauthorized copying. The Company believes that future sales growth will be dependent primarily upon expansion of the software protection market as well as the Company's ability to market its products. There can be no assurance that the Company will successfully market its product or that the market for software security products will grow. In October 1997, the Company entered into an agreement with DCA pursuant to which DCA has an exclusive license to integrate DiscGuard'tm' into its MIS for sale of the MIS to Replicators. The Company believes that DCA's MIS is currently installed in 75% of the world's mastering equipment used in the replication process. The termination of the Company's relationship with DCA could have a material adverse effect on the Company because it would lose access to a significant portion of the Replicator market. In addition, there can be no assurance that DCA will be able to sell, or upgrade, units of its MIS with DiscGuard'tm' or that, if it does, that its efforts will generate significant revenues for the Company. See 'Business -- DiscGuard'tm' and Proposed Products' and ' -- Sales and Marketing.'

     Proposed Expansion; Management of Growth. The management of the anticipated growth in expenditures from the Company's proposed operations will require expansion of the Company's management and financial controls, and could place a significant strain on the Company's resources, including management. While the Company intends to hire additional appropriate personnel, there can be no assurance that these or other measures implemented by the Company will effectively increase the Company's capabilities to manage such growth or to do so in a timely and cost effective manner. See 'Use of Proceeds.'

     Broad Discretion in Application of Proceeds; Substantial Use of Proceeds to
Satisfy Pre-Existing Obligations. Approximately $                   of the
estimated net proceeds of this Offering has been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. The Company intends to use a significant portion of the net proceeds of this Offering to repay indebtedness and satisfy pre-existing obligations and, therefore, such funds will be unavailable to fund future growth. See 'Use of Proceeds.'

     Trademark Registration. The Company intends to promote DiscGuard'tm', Remote Activation Center'tm' and other trademarks in connection with its marketing activities. The Company has applied for the registration of its trademarks in the United States, Israel, the United Kingdom and elsewhere. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) do not exist in one or more of such countries, in which case the Company might be precluded from registering and/or using its mark in such country. See 'Business -- Proprietary Rights.'

     Immediate Substantial Dilution. Investors purchasing shares of Common Stock in this Offering will incur an immediate and substantial dilution in net tangible book value per share. Accordingly, investors will bear a disproportionate part of the financial risk associated with the Company's business while effective control will remain with existing stockholders of the Company.

     No Dividends. To date, the Company has not paid any cash dividends. After the consummation of this Offering, the Company does not intend, for the foreseeable future, to declare or pay any dividends and intends to retain earnings, if any, for the future operation and expansion of the Company's business. The declaration and payment of any cash dividends in the future will be determined by the Board of Directors of the Company in light of conditions and circumstances then existing, including the Company's earnings and its financial conditions and requirements. See 'Dividend Policy.'

     OTC Electronic Bulletin Board; Application for Listing on the American Stock Exchange. The Company's Common Stock is currently traded in the over-the-counter market under the symbol 'TTRE' and quoted on the OTC Electronic Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq SmallCap Market or the Nasdaq National Market, and is also quoted in the NQB Pink Sheets published by the National Quotation Bureau Incorporated. There can be no assurance that an active public market for the Company's stock will be maintained or that the market price of the Company's Common Stock will not decline below its current price. The Company is applying for listing on the American Stock Exchange; however, there can be no assurance that such application will be accepted or that the Company will continue to meet continued listing requirements in the future if listed on such exchange. See 'Price Range of Common Stock.'

     Possible Volatility of Securities Prices. Trading volume and prices for the Common Stock could be subject to wide fluctuations in response to quarterly variations in operations, financial results, announcements with respect to sales and earnings, technological innovations, new product developments, the sale or attempted sale of a large amount of securities in the public market, and other events or factors which cannot be foreseen or predicted by the Company. In addition, various factors generally affecting the computer and/or the software industries may have a significant impact on the market price of the Common Stock, as well as price and volume volatility affecting small and emerging growth companies, in general, which do not necessarily relate to the operating performance of such companies. See 'Price Range of Common Stock.'

     Shares Eligible for Future Sale; Effect of Outstanding Warrants and Options. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, including sales from the exercise of warrants and options granted by the Company, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. The officers, directors and certain stockholders of the Company (holding an aggregate of approximately 1,460,000 shares, representing approximately 40% of the issued and outstanding shares of the Common Stock) have agreed, for a period of nine months (six months with respect to 654,000 shares of Common Stock, of which 33,000 shares are issuable upon exercise of warrants) from the effective date of this Registration Statement, not to sell or otherwise dispose of any securities of the Company without the prior written consent of the Underwriter. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding warrants and options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the warrants or options. The Company has granted certain demand and 'piggy-back' registration rights to the Underwriter with respect to the securities issuable upon exercise of its warrants. See 'Description of Securities,' 'Shares Eligible for Future Sale' and 'Underwriting.'

     Risks Associated with International Sales. The Company currently markets its products in Israel, North America, Europe and through distributors in Asia. The Company will be subject to the risks inherent in international business activities, including unexpected changes in regulatory requirements and the burdens of complying with a wide variety of laws and regulations. Moreover, if for any reason exchange or price controls or other restrictions on the conversion of foreign currencies were imposed, the Company's business could be materially adversely affected. In addition, since the Company's financial statements are stated in dollars and not all the Company's expenses are incurred in dollars, the Company is exposed to some risk due to fluctuations in currency exchange rates. The Company does not presently engage in financial hedging activities as a means of minimizing exchange rate risks. The Company's operations could be adversely affected if it is unable to guard against currency fluctuations in the future.

     Risks Associated with Operations in Israel. The Company's subsidiary, TTR Ltd., maintains offices and research and development facilities in Israel and is directly affected by economic, military and political conditions. For further information, including risks related to the political and economic situation, see 'Business -- Conditions in Israel.'

     Restrictions on Israeli Government Funding for Research and Development. TTR Ltd. has been approved for funding from the Office of the Chief Scientist of the Israeli Ministry of Industry & Trade (the 'Chief Scientist') for certain research and development outlays of approximately $210,000, of which approximately $173,000 has been received by the Company through June 30, 1998. As a condition to its participation in the funding program of the Chief Scientist, TTR Ltd. may not transfer ownership of the technologies developed using such funds out of Israel without the consent of the Chief Scientist. TTR Ltd. is also obligated to pay a specified level of royalties on sales of products developed using such grants. Moreover, the Chief Scientist grant programs, as are currently in effect, require the Company to comply with various conditions in order for TTR Ltd. to continue to be eligible for participation. The Company anticipates that as long as such grants continue to be available, TTR Ltd. will likely seek from time to time to utilize such grants. While the Company believes that TTR Ltd. will continue to participate in these grant programs, no assurance can be given that this will be the case, or that the programs, or their conditions of participation, will be maintained in their current form or at all. See 'Business -- Research and Development.'

     Year 2000 Issues. Certain organizations anticipate that they will experience operational difficulties at the beginning of the Year 2000 as a result of computer programs being written using two digits rather than four to define the applicable year. The Company's plan for Year 2000 calls for compliance verification with vendors, testing software in the Company's products for Year 2000 problems and communication with significant suppliers to determine the readiness of third parties' remediation of their own Year 2000 issues. To date, the Company has not encountered any material Year 2000 issues concerning its respective computer programs. The Company has tested DiscGuard'tm' for Year 2000 compliance, and the Company believes that DiscGuard'tm' is Year 2000 compliant. All costs associated with carrying out the Company's plan for the Year 2000 problem are being expensed as incurred. The costs associated with preparation for the Year 2000 are not expected to have a material adverse effect on the Company's business, financial condition and results of operations. Nevertheless, there is uncertainty concerning the potential costs and effects associated with any Year 2000 compliance. Any Year 2000 compliance problems of the Company or its customers or suppliers could have a material adverse effect on the Company's business, financial condition or results of operations. As part of the Company's assessment, it is evaluating the level of validation it will require of third parties, including that of its suppliers, to ensure their Year 2000 readiness. See 'Plan of Operation -- Year 2000.'

     Antitakeover Provisions of Delaware Law. Certain provisions of Delaware law may discourage third party attempts to acquire control of the Company. In particular, Section 203 of the Delaware General Corporation Law generally prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which such person became an interested stockholder, unless certain restrictive requirements are met. The Company has not opted to include any provisions in its Certificate of Incorporation or By-laws electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See 'Description of Securities.'

     Service of Process and Enforcement of Judgments. Service of process upon certain directors and officers of the Company may be difficult to obtain within the United States since some of them, including Mr. Tokayer, Mr. Shavit and Dr. Sollish, reside in Israel where TTR Ltd.'s offices are located.

     The Company has been informed by its Israeli legal counsel that there is doubt as to the enforceability of civil liabilities under the Securities Act of 1933, as amended (the 'Securities Act'), and the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), in original actions instituted in Israel. However, subject to certain limitations, Israeli courts may enforce United States final executory judgments for liquidated amounts in civil matters, obtained after a trial before a court of competent jurisdiction (according to the rules of private international law currently prevailing in Israel) which enforce similar Israeli judgments, provided that (i) due service of process has been effected, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the State of Israel,
(iii) such judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court. All of the Company's executive officers and Directors have appointed Samuel F. Ottensoser, Esq. of Baer Marks & Upham LLP as their agent to receive service of process in any action against them in any Federal or state court of the State of New York.

     Foreign judgments enforced by Israeli courts generally will be payable in Israeli currency. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency at favorable exchange rates.

     Penny Stock Regulation. Broker-dealer practices in connection with transactions in 'penny stocks' are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. See 'Price Range of Common Stock.'

                                  THE COMPANY

     The Company was organized as a Delaware corporation on July 14, 1994. Its executive offices are located at 1841 Broadway, New York, New York, 10023, telephone number (212) 333-3355. The Company coordinates its corporate strategy, sales and marketing activities through its New York office and its research and development activities through TTR Ltd. located in Israel.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Common Stock offered hereby, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company, are
estimated to be approximately $           ($           if the Underwriter's
Over-Allotment Option is exercised in full). The Company intends to use the net proceeds during the next 24 months as follows:

                                                                                             APPROXIMATE
                                                                            APPROXIMATE     PERCENTAGE OF
                        APPLICATION OF PROCEEDS                            DOLLAR AMOUNT    NET PROCEEDS
------------------------------------------------------------------------   -------------    -------------
Sales and marketing.....................................................    $                     45%
Research and development................................................                          20
Repayment of indebtedness...............................................                          15
Working capital and general corporate purposes..........................                          20
                                                                           -------------         ---
     Total..............................................................    $                    100%
                                                                           -------------         ---
                                                                           -------------         ---

     Sales and Marketing. The Company intends to establish new sales and marketing programs, and to hire a Vice President of Sales, a Vice President of Marketing and other personnel. Amounts are also to be allocated to advertising, public relations, travel and sales support. See 'Business -- Sales and Marketing' and ' -- Employees.'

     Research and Development. The Company intends to continue to develop DiscGuard'tm' and related products, including the expansion of DiscGuard'tm' to other operating systems and DVDs. In addition, the Company will use a portion of the amounts allocated to research and development for salaries and related expenses to hire additional developers and scientists. See 'Business -- Research and Development' and ' -- Employees.'

     Repayment of Indebtedness. The Company intends to repay the proceeds of the 1998 Debt Financing. The promissory notes issued in connection with the 1998 Debt Financing bear interest at 10% per annum and are repayable at the earlier of the first anniversary of the issuance of the notes, or 30 days following the completion of this Offering. See 'Plan of Operation -- Prior Financings.'

     Working Capital and General Corporate Purposes. The balance will be used by the Company for working capital and general corporate purposes. The amounts allocated to working capital include expenses relating to the intended expansion of the Company's offices located in New York and London, and expenses relating to the Company's office located in California. The Company also intends to purchase computer network equipment for its offices. See
'Business -- Properties.'

     If the Underwriter exercises the Over-Allotment Option in full, the Company
will realize additional net proceeds of approximately $        , which will be
added to the Company's working capital.

     The Company anticipates, based on its currently proposed plans and assumptions relating to its operations, that the net proceeds of this Offering, together with projected cash flow from operations, if any, will be sufficient to satisfy its contemplated cash requirements for at least 24 months following the consummation of this Offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the net proceeds of this Offering or the Company's projected cash flow prove to be insufficient to fund operations (due to unanticipated expenses, production problems, marketing difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above described categories, or to use portions of the net proceeds for other purposes or may be required to seek additional financing sooner than currently anticipated, or curtail operations. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all. See 'Risk Factors -- Significant Capital Requirements; Dependence on Offering Proceeds; Need for Additional Financing' and 'Plan of Operation.'

     Pending utilization of the net proceeds of the Offering, the Company intends to invest such funds in, among other things, bank certificates of deposit, interest bearing investments, prime commercial paper, United States government obligations, or money market funds.

                          PRICE RANGE OF COMMON STOCK

     The Company's Common Stock is traded on the OTC Electronic Bulletin Board under the symbol 'TTRE.' The following table sets forth the range of high and low bid prices for the Common Stock as reported on the OTC Electronic Bulletin Board by the National Association of Securities Dealers, Inc., Automated Quotations System for the periods indicated.

Year Ended December 31, 1997                                                                HIGH          LOW
                                                                                          --------      --------
     1st Quarter (commencing February 10, 1997)........................................    $16 2/3      $9 1/4
     2nd Quarter.......................................................................    $15 7/8      $11
     3rd Quarter.......................................................................    $13 3/4      $11
     4th Quarter.......................................................................    $11 15/16    $5 5/8


Year Ended December 31, 1998                                                                HIGH          LOW
                                                                                          --------      --------
     1st Quarter.......................................................................    $6 5/16      $3 9/16
     2nd Quarter.......................................................................    $5 5/8       $2 1/2
     3rd Quarter (through July 30, 1998)...............................................    $3 1/4       $2 9/16

     The foregoing represents inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

     On June 30, 1998, there were 78 record holders of the Common Stock of the Company.

     Application will be made to have the Common Stock listed on the American Stock Exchange. See 'Risk Factors -- OTC Electronic Bulletin Board; Application for Listing on the American Stock Exchange.'

                                DIVIDEND POLICY

     To date, the Company has not paid any cash dividends on its Common Stock. The payment of future cash dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, capital requirements and financial condition and other relevant factors. The Board does not intend to declare any cash or other dividends in the foreseeable future, rather it intends to retain future earnings, if any, to provide for the operation and expansion of the Company's business.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998, and as adjusted to give effect to (i) the consummation of the 1998 Debt Financing of $1,475,000, and (ii) the sale of 2,500,000 shares of
Common Stock offered by the Company hereby at      per share and the application
of the estimated net proceeds therefrom. See 'Use of Proceeds' and 'Plan of Operation.'

                                                                                  MARCH 31, 1998
                                                                         --------------------------------
                                                                           ACTUAL       AS ADJUSTED(1)(2)
                                                                         -----------    -----------------
Long-term debt, less current portion..................................   $    11,597       $
                                                                         -----------
Stockholders' equity
     Common Stock, $0.001 par value; 20,000,000 shares authorized;
       4,052,548 and 6,409,548 issued and outstanding, including
       750,000 and -0- shares placed in escrow, respectively..........         4,053
Additional paid-in-capital............................................     8,294,650
Other accumulated comprehensive income................................        34,977
Deficit accumulated during the development stage......................    (7,030,535)
Less: deferred compensation...........................................    (1,181,400)
                                                                         -----------
          Total stockholders' equity..................................       121,745
                                                                         -----------
          Total capitalization........................................   $   133,342
                                                                         -----------
                                                                         -----------

------------

(1) Reflects (i) the cancellation of 750,000 shares of Common Stock formerly held in escrow, (ii) the issuance of 125,000 shares of Common Stock to consultants, and (iii) the exchange of 432,000 shares of Common Stock for outstanding warrants. See 'Plan of Operation' and 'Principal Stockholders.'

(2) Excludes (i) 580,000 shares of Common Stock to be reserved for issuance under the Option Plan, pending Stockholder approval of an increase of shares under the Option Plan (currently 426,100 shares are issuable upon exercise of outstanding stock options); (ii) 25,000 shares of Common Stock to be reserved for issuance, pending Stockholder approval, upon exercise of stock options which may be granted to independent members of the Board of Directors under the Directors Plan; (iii) 250,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (iv) 300,473 shares of Common Stock reserved for issuance upon the exercise of warrants and/or options issued to consultants, employees and investors; and
    (v) 339,250 shares of Common Stock issuable upon the exercise of warrants issued in connection with the 1998 Debt Financing. Includes 50,000 shares of Common Stock issued to a consultant. See 'Principal Stockholders.'

(3) Concurrently with this Offering, 621,000 shares of Common Stock, plus an additional 372,250 shares of Common Stock issuable upon the exercise of 372,250 warrants, have been registered under the Securities Act for resale on behalf of certain securityholders. The securityholders have agreed not to sell such securities for a period of nine months after the date of this Prospectus (six months with respect to 654,000 shares of Common Stock, of which 33,000 are issuable upon exercise of warrants).

                               PLAN OF OPERATION

OVERVIEW

     The Company designs, markets and sells proprietary software anti-piracy products. The Company's flagship product, DiscGuard'tm', embeds an indelible and non-reproducible digital signature on CD-ROMs that prevents unauthorized copies from operating. DiscGuard'tm' protection is transparent to the end user and is a cost-effective way for a software publisher to reduce piracy of its products.

     TTR's goal is to become the market leader in CD-ROM anti-piracy protection. The Company is implementing a two part strategy to achieve this objective. First, the Company intends to ensure that DiscGuard'tm' will be readily available to software publishers by integrating DiscGuard'tm' into the mastering equipment of a broad base of CD-ROM Replicators. At the same time, the Company is marketing DiscGuard'tm' directly to software publishers, who can then purchase DiscGuard'tm' protection through a Replicator for a per disc royalty fee.

     In October 1997, the Company entered into an exclusive license agreement with DCA to permit it to integrate DiscGuard'tm' into its MIS, a key component of the mastering equipment used by Replicators in the production of glass masters used to mass produce CD-ROMs. The Company believes that DCA's MIS is currently installed in over 75% of the world's mastering equipment.

     In November 1997, Nimbus, a leading Replicator of CD-ROMs, entered into a five year agreement with the Company, to integrate DiscGuard'tm' into its MIS. Nimbus currently offers DiscGuard'tm' protection to its large client base of software publishers throughout North America and Europe. In July 1998, the Company entered into a license agreement with SKC, the largest South Korean Replicator and a subsidiary of a major South Korean conglomerate. The Company expects that SKC will offer DiscGuard'tm' protection to software publishers throughout South Korea by mid-September 1998, when the Nimbus exclusivity period expires.

     The Company commenced its marketing efforts in February 1998 and by June 30, 1998, had licensed DiscGuard'tm' to a number of software publishers that agreed to protect some or all of their titles distributed on CD-ROMs with DiscGuard'tm'. While these software publishers market mostly multimedia CD-ROMs, including games, design and reference software, the Company believes that DiscGuard'tm' will be beneficial to software publishers seeking to protect a broad range of products.

     The Company has recently opened sales offices in California, New York, and London, to establish a presence, as well as maintain close contact with customers in these key software development markets. The Company has sought out distributors to market the Company's products in certain other areas, such as Asia, where the Company does not otherwise have a sales presence. In June 1998, the Company entered into a non-exclusive two-year distribution agreement with Eagle, a leading Japanese technology marketing company, for the distribution of DiscGuard'tm' in Japan, and also entered into a representation agreement with Digital Media to market the Company's products in South Korea. Eagle and Digital Media are marketing DiscGuard'tm' to local Replicators and software publishers.

     The Company is actively marketing DiscGuard'tm' to other Replicators and software publishers. As a first step towards licensing DiscGuard'tm', the Company encourages potential customers to conduct internal evaluations of the product as well as pilot tests. In a pilot test, the software publisher will distribute a number of copies of a CD-ROM software title to evaluate the effectiveness of DiscGuard'tm'. The Company is currently conducting pilot testing in various stages with several software publishers and Replicators.

     The proceeds of this Offering will be used to increase the size and impact of the Company's sales and marketing efforts, provide additional resources for the Company's continuing research and development projects, repay existing indebtedness and for working capital and general corporate purposes.

     To target effectively the large number of Replicators and software publishers that would benefit from the Company's products, TTR needs to increase the size of its sales force. The Company intends to add a Vice President of Marketing and a Vice President of Sales to its ranks as well as additional sales and marketing representatives, who will provide the Company with greater market presence.

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     The priority of the Company's research and development efforts is to expand
DiscGuard's'tm' capabilities and uses. DiscGuard'tm' is currently available for the Microsoft Windows'r' family of operating systems (including Windows'r' 98). TTR's current focus is to complete the development of DiscGuard'tm' for other operating systems and a version of DiscGuard'tm' to protect electronic content on DVDs. The Company also has other products in various stages of design and development. It is continuing to devote significant research and development resources to completing these projects. TTR intends to hire additional personnel, including programmers and engineers, in the next twelve months to assist in these efforts.

     To augment the Company's administrative infrastructure to support its proposed growth, the Company intends to hire a chief financial officer as well as customer service and support personnel. Additional resources will also be required to expand and provide adequate computer equipment and support for the Company's sales offices in California, New York and London.

YEAR 2000 ISSUES

     Certain organizations anticipate that they will experience operational difficulties at the beginning of the Year 2000 as a result of computer programs being written using two digits rather than four digits to define the applicable year. The Company's plan for the Year 2000 calls for compliance verification with vendors, testing software in the Company's products for Year 2000 problems and communication with significant suppliers to ascertain their readiness for the Year 2000 problem. The Company has tested DiscGuard'tm' for Year 2000 compliance, and the Company believes that DiscGuard'tm' is Year 2000 compliant.

LIQUIDITY AND CAPITAL RESOURCES

     The Company anticipates, based on currently proposed plans and assumptions relating to operations, that the net proceeds of this Offering, together with projected cash flow from operations, if any, will be sufficient to satisfy the Company's contemplated cash requirements for at least 24 months following the closing date of this Offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the net proceeds of this Offering or the Company's projected cash flow prove to be insufficient to fund operations (due to unanticipated expenses, production problems, marketing difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the Company's planned use of proceeds, or to use portions of the net proceeds for other purposes or may be required to seek additional financing sooner than currently anticipated, or curtail operations. See 'Risk Factors -- Significant Capital Requirements; Dependence on Offering Proceeds; Need for Additional Financing.'

     For the year ended December 31, 1997, and the three months ended March 31, 1998, the Company incurred operating losses of $3,865,736 and $844,784, respectively, reflecting principally research and development expenses, sales and marketing expenses, and general and administrative expenses. The Company's operating expenses reflect the Company's growth and expansion in all operating areas since its initial public offering in February 1997 (the 'IPO'). The Company believes that continued expansion of operations is essential to achieving and maintaining a strong competitive position. See 'Risk
Factors -- Proposed Expansion; Management of Growth' and ' -- Competition; Technological Obsolescence.'

     A substantial portion of the Company's operating expenses are attributable to non-cash charges associated with the compensation of senior Company personnel through the issuance of incentive equity stock options. In the first quarter of 1997, the Company recorded deferred compensation of $2,375,343 in connection with stock options and stock grants issued to certain officers and consultants of the Company. The amortization of this deferred compensation resulted in non-cash charges for the year ended December 31, 1997 of $972,567 and for the three months ended March 31, 1998 of $221,376. For the year ended December 31, 1997, non-cash charges of $282,625 and $50,000 were also charged to sales and marketing and research and development, respectively, in connection with stock grants to consultants of the Company. The Company believes that these compensation levels were necessary to retain the services of qualified individuals. See Note 13 to Consolidated Financial Statements.

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

     Cash used in operations for the year ended December 31, 1997 was $2,735,369, and for the three months ended March 31, 1998 was $444,572. The amount for the year ended December 31, 1997 included the repayment of accrued interest in the amount of $305,000, including interest of $71,000 in February 1997, when the Company repaid substantially all of its debt from the proceeds of the IPO. In addition, the Company pre-paid $120,000 of fees under a consulting agreement that has a two-year term.

     The Company believes that ongoing investment in research and development activities will be critical to the ability of the Company to generate revenues and operate profitably. For the year ended December 31, 1997 and the three months ended March 31, 1998, the Company expended $967,155 and $188,692, respectively, on its research and development activities. Management anticipates that the Company will continue to expend significant funds in research and development activities. See 'Risk Factors -- Limited Marketing Capabilities; Uncertainty of Market Acceptance' and 'Business -- Research and Development.'

     The Company was approved by the Chief Scientist for a grant of $210,000, of which it has received approximately $173,000 through June 30, 1998. The Company pays royalties to the Chief Scientist on proceeds from the sale of products derived from the research and development funded by the grant at the rate of 3% of the sales revenue for the first three years of such sales, 4% for the following three years, and 5% thereafter, up to a maximum amount of 100% of the grant. These funds partially offset research and development costs.

PRIOR FINANCINGS

     On February 12, 1997, 920,000 shares of Common Stock were sold to the public in the IPO, of which 860,000 were sold by the Company and the balance was sold by certain selling stockholders. The Company received an aggregate of $4.7 million from the IPO. In connection with the IPO, the Company issued to the underwriter five-year warrants to purchase 80,000 shares, which have been exchanged for 32,000 shares of Common Stock.

     In December 1997, the Company sold, for an aggregate purchase price of $400,000 to a private investor, 64,000 shares of Common Stock and four-year warrants to purchase 33,000 shares of Common Stock at an exercise price of $7.80 per share. The investor has agreed not to sell any of the shares of Common Stock or Common Stock underlying the warrants for six months from the date of this Prospectus. See 'Concurrent Offering.'

     In July 1998, the Company completed a private placement (the '1998 Debt Financing') of $1,475,000 million in principal amount of 10% promissory notes (the 'Notes'). The Proceeds were used for working capital and general corporate purposes and the Company paid commissions of $96,000. The Notes are payable on the earlier to occur of (i) the first anniversary of the issuance of each of the Notes, or (ii) 30 days following the completion of this Offering and will be repaid with the proceeds of this Offering. In connection with the 1998 Debt Financing, the Company issued warrants to purchase 339,250 shares of Common Stock at an exercise price equal to 115% of the price per share of Common Stock in this Offering or 115% of the price per share of the Common Stock on the date of the issuance of the warrants if no offering is completed by December 31, 1998. The securityholders have agreed not to sell any of the shares of Common Stock underlying the warrants for a period of nine months from the date of this Prospectus. See 'Concurrent Offering.'

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                                    BUSINESS

INTRODUCTION

     The Company designs, markets and sells proprietary software anti-piracy products. The Company's flagship product, DiscGuard'tm', embeds an indelible and non-reproducible digital signature on CD-ROMs that prevents unauthorized copies from operating. DiscGuard'tm' protection is transparent to the end user and is a cost-effective way for a software publisher to reduce piracy of its products.

     TTR's goal is to become the market leader in CD-ROM anti-piracy protection. The Company is implementing a two part strategy to achieve this objective. First, the Company intends to ensure that DiscGuard'tm' will be readily available to software publishers by integrating DiscGuard'tm' into the mastering equipment of a broad base of CD-ROM Replicators. At the same time, the Company is focusing on marketing DiscGuard'tm' directly to software publishers, who can then purchase DiscGuard'tm' protection through a Replicator for a per disc royalty fee.

     TTR commenced its marketing efforts in February 1998 and by June 30, 1998, had licensed DiscGuard'tm' to a number of software publishers that agreed to protect some or all of their titles distributed on CD-ROMs with DiscGuard'tm'. While these software publishers market mostly multimedia CD-ROMs, including games, design and reference software, the Company believes that DiscGuard'tm' will be beneficial to software publishers seeking to protect a broad range of products.

INDUSTRY BACKGROUND

     Losses related to the unauthorized reproduction and use of software and other electronic content present a continuing concern for software publishers. Illegal copies of widely recognized software programs can be frequently purchased in several parts of the world at retail prices that are a fraction of those prevailing in the United States and Western Europe. The Software Publisher's Association (the 'SPA') estimated that losses from the piracy of business software exceeded $11.2 billion worldwide in 1996 and $11.4 billion in 1997. The amount represents nearly one of every two new business software applications. In the United States alone, total losses from the piracy of business software exceeded $2.8 billion in 1997. Further, approximately 80%
of business software applications used in Eastern Europe, and approximately 39% of the business software applications used in Western Europe, were illegally copied. The Interactive Digital Software Association (the 'IDSA'), the trade group representing interactive entertainment software publishers, estimates that worldwide piracy of entertainment software cost U.S. based computer and game publishers $3.2 billion in 1997.

     The increasing use of CD-ROMs and other optical media exacerbates the consequences of piracy since CD-ROMs are capable of storing significantly more information than standard diskettes. Popular games, videos, educational materials, business and other professional applications are routinely distributed on CD-ROMs. According to Infotech Inc., a market research firm specializing in the optical media industry, content distributed on CD-ROMs and DVDs more than doubled between 1996 and 1998, and will exceed $70 billion by 2000. Such amounts represent estimated sales of approximately 1.2 billion units in 1998, and 2.4 billion units in 2000. Until recently, CD-ROM based applications have enjoyed some immunity from unauthorized reproduction due to the relatively high cost of the copying hardware. However, the wide availability and increasing affordability of CD recorders have greatly contributed to the increase in CD-ROM piracy. With a CD recorder, even the casual user can copy an unprotected application without significant impediment.

     Since laws to combat software piracy have not served as an effective deterrent, software publishers are seeking stronger methods to prevent the proliferation of unauthorized copies of their proprietary products. There presently exist three primary strategies for software publishers to protect content distributed on CD-ROMs: copy protection, restricted usage and audit trail.

     Copy protection prevents the unauthorized reproduction of CD-ROMs. Copy protection software is designed to detect the difference between a legitimate copy and an unauthorized copy of the software application, and prevent the unauthorized copy from operating. The Company believes that copy protection offers software publishers the most effective solution to protect their products distributed on CD-ROMs and DVDs, while offering convenience and cost effectiveness to the software publisher and end user. DiscGuard'tm' competes in this category.

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

     Restricted usage, which is the most widely used commercial solution, prevents the protected application from operating on more than one unit at the same time, but does not deter unauthorized reproduction. Included within this category are solutions which utilize a hardware component such as a key or 'dongle.' A 'dongle' is a device that plugs into the computer and acts as a key to unlock the protected software. 'Dongles' are typically provided directly to the software vendor and are frequently customized for particular software applications. The Company believes that the use of 'dongles' presents significant operating difficulties and inconveniences for legitimate end-users. 'Dongles' are not interchangeable among different applications, but rather a separate key is required for each application, resulting in a 'daisy chain' of 'dongles' protruding out of the back of the computer. The use of 'dongles' and other hardware components can, in the Company's view, prove especially burdensome for CD-ROM based software such as multimedia games and other content. Such software is not ordinarily installed onto a hard drive, but accessed from time to time from the CD-ROM. As a result, the 'dongle' is needed each time the application is to be used.

     Audit trail protection does not prevent piracy or unauthorized copying of CDs and DVDs. Audit trail merely furnishes information identifying illegal use and perhaps the source of the illegal reproduction.

BUSINESS STRATEGY

     The Company's primary objective is to make DiscGuard'tm' the market standard for CD-ROM anti-piracy protection. The Company is implementing a two part strategy to achieve this objective. First, the Company intends to ensure that DiscGuard'tm' will be readily available to software publishers by integrating DiscGuard'tm' into the mastering equipment of a broad base of Replicators. At the same time, the Company is marketing DiscGuard'tm' directly to software publishers, who can then purchase DiscGuard'tm' protection through a Replicator for a per disc royalty fee. The Company believes that this strategy enables it to penetrate both the supply and demand sides of the CD-ROM manufacturing industry. The Company is initially targeting the high volume, multimedia software market and then intends to expand its marketing efforts to focus on other segments of the software publishing industry. Toward that end, the Company is targeting the following principal markets:

          Mastering Machines Market: In October 1997, the Company entered into an exclusive license agreement with DCA to permit it to integrate DiscGuard'tm' into its MIS, a key component of the mastering equipment used by Replicators in the production of glass masters used to mass produce CD-ROMs. The Company believes that DCA's MIS is currently installed in over 75% of the world's mastering equipment. Such relationship facilitates the commercial adoption of DiscGuard'tm' by making it readily available to Replicators. See 'DiscGuard'tm' and Proposed Products.'

          Replication Services Market: The Company believes that the replication services market is intensely competitive and that DiscGuard'tm' provides Replicators with an additional value added product to offer their customers. In November 1997, Nimbus, a leading Replicator of CD-ROMs, entered into a five year agreement with the Company, to integrate DiscGuard'tm' into its MIS. Nimbus currently offers DiscGuard'tm' protection to its large client base of software publishers throughout North America and Europe. In July 1998, the Company entered into a license agreement with SKC, the largest South Korean Replicator and a subsidiary of a major South Korean conglomerate. The Company expects that SKC will offer DiscGuard'tm' protection to software publishers throughout South Korea by mid-September 1998, when the Nimbus exclusivity period expires. The Company is also currently involved in pilot testing with additional Replicators and is actively marketing DiscGuard'tm' to others, often in conjunction with sales representatives of DCA. The Company believes that the availability of DiscGuard'tm' in Replicators' equipment is a key factor in becoming the market standard for anti-piracy protection. See ' -- Sales and Marketing.'

          Software Publishers Market: The Company believes that piracy is a critical issue in the software publishing industry and that, as a result, software publishers are increasingly demanding that copy protection be available from Replicators. Since DiscGuard'tm' became commercially available in February 1998, TTR has entered into license agreements with a number of software publishers to protect some or all of their titles distributed on CD-ROMs with DiscGuard'tm'. The Company also

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

     engages in pilot testing of DiscGuard'tm' and is currently in various stages with several software publishers. In pilot testing, the software publisher will distribute a number of copies of a CD-ROM software title to evaluate the effectiveness of DiscGuard'tm'.

     The Company believes that it has developed the world's only optical media simulator which enables the Company to simulate the process of writing to, and reading from, an optical disc. This permits the Company to save a significant amount of time and expense. The Company is a member of various industry standard groups and is seeking ways to leverage its expanding expertise and technology into other products. See ' -- Research and Development.'

DISCGUARD'tm'

     DiscGuard'tm', the Company's only commercially released product, provides a comprehensive anti-piracy solution for software distributed on CD-ROMs. DiscGuard'tm' distinguishes between an authentic CD-ROM and an unauthorized copy and controls the operation of the software on the protected CD-ROM. In particular, DiscGuard'tm' embeds an indelible and non-reproducible digital identification code or signature on CD-ROMs that prevents unauthorized copies from operating.

     The software on the CD-ROM protected with DiscGuard'tm' is encrypted using DiscGuard's'tm' proprietary software residing in a workstation unit provided to Replicators or a software encryption toolkit provided to software publishers. When DiscGuard'tm' identifies a CD-ROM as authentic (containing a signature), it will decrypt the protected software and allow the software application to operate as intended. The Company currently performs the encryption process, however, software publishers will have the option to perform the encryption process at their own site or to permit the encryption to be done at a Replicator's facility. Currently, a workstation unit is available at the Company's premises, and an additional unit is installed at Nimbus' premises.

     In order to produce DiscGuard'tm' protected CD-ROMs, modifications to the laser optics system of the CD-ROM mastering equipment is required. In October 1997, the Company entered into an exclusive license agreement with DCA to integrate DiscGuard into its MIS, a key component of the mastering equipment used by Replicators in the production of glass masters used to mass produce CD-ROMs. The Company believes that DCA's MIS is currently installed in over 75% of the world's mastering equipment. See ' -- Sales and Marketing; Mastering Equipment Manufacturers.'

     The Company believes that the successful integration of DiscGuard'tm' into DCA's MIS and the installation of the DiscGuard'tm' enhanced MIS onto Replicators' mastering equipment establish the necessary infrastructure for the commercial distribution of DiscGuard'tm' to software publishers. See ' -- Sales and Marketing.'

     DiscGuard'tm' is currently available for the Microsoft Windows'r' family of operating systems (including Windows'r' 98). The Company intends to expand DiscGuard's'tm' capabilities to include other operating systems, as well as for the protection of DVDs. Although no assurance can be given, the Company believes that it will complete such development at such time when DVDs recorders become widely available. The Company believes that DiscGuard'tm' as expanded for DVDs will be particularly attractive to the music, recording, video and motion picture industries. The DVD format is expected by industry experts to be superior to CD-ROM since the DVD format provides a very accurate playback of the original digital format recording. Additionally, one DVD can contain the same amount of data that 7 to 8 CDs currently contain. Industry experts believe that in the future, one DVD will be able to hold the same amount of data currently contained on 30 to 40 CDs. Accordingly, the DVD format is especially attractive to motion picture and video publishers since it can hold a significant amount of data. Nonetheless, the Company believes that adoption of the DVD format has been delayed for a number of reasons, including the current cost of DVD players, the failure to adopt a single format for DVD and the fear of software and other publishers, especially music and video publishers, that without appropriate anti-copying protection the anticipated losses due to software piracy would be significant.

SALES AND MARKETING

     The Company's strategy is to make DiscGuard'tm' the market standard for anti-piracy protection. The Company has allocated a significant portion of the net proceeds of this Offering to expand the

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Company's sales and marketing efforts. See 'Risk Factors -- Limited Marketing
Capabilities; Uncertainty of Market Acceptance.'

     The Company is pursuing a sales and marketing strategy that targets the following principal markets: (i) mastering equipment manufacturers, (ii) Replicators, and (iii) software publishers.

MASTERING EQUIPMENT MANUFACTURERS

     In order to produce DiscGuard'tm' enhanced CD-ROMs and DVDs, modifications to the laser optics system of CD-ROM or DVD mastering equipment are required. In October 1997, the Company entered into an exclusive license agreement with DCA to permit it to integrate DiscGuard'tm' into its MIS, a key component of the mastering equipment used by Replicators in the production of glass masters used to mass produce CD-ROMs and DVDs (the 'DCA License'). Pursuant to the DCA License, DCA was granted an exclusive, non-transferable, royalty free world-wide license, through December 31, 1998. If DCA sells or upgrades at least 100 units of the version of its MIS that supports DiscGuard'tm' prior to December 31, 1998, then the DCA License will be automatically extended until December 31, 1999. Otherwise, the DCA License will become a non-exclusive license. If the minimum sales/upgrade criteria is met, then TTR and DCA have undertaken to confer, by September 31, 1999, to establish mutually acceptable minimum unit sales or upgrade requirements to retain the exclusivity provisions beyond December 31, 1999. Pursuant to DCA's agreement with the Company, DCA is required to use its best efforts to sell DiscGuard'tm' enhanced units. In addition, the Company and DCA have participated in joint sales meetings with DCA's customers. See 'DiscGuard'tm'.'

REPLICATORS

     The Company believes that the replication industry is characterized by thin margins and intense competition. The Company believes that DiscGuard'tm' provides added value to Replicators by offering an anti-piracy option. The Company intends to license DiscGuard'tm' to a significant number of Replicators so that software publishers will have easy access to DiscGuard'tm'. Many software publishers have relationships with certain Replicators and if DiscGuard'tm' is widely distributed among Replicators, then software publishers can obtain DiscGuard'tm' from their Replicator of choice. Once the Company has licensed DiscGuard'tm' to a significant number of Replicators, the Company believes that Replicators that do not offer DiscGuard'tm' will be at a competitive disadvantage.

     DCA's DiscGuard'tm' enhanced MIS was installed in the mastering equipment at Nimbus pursuant to a Development and OEM Licensing Agreement, dated November 24, 1997, among the Company, DCA and Nimbus. See ' -- DiscGuard'tm'. Nimbus is a leading CD manufacturer and Replicator that was granted the right to use DiscGuard'tm' for the purpose of replicating DiscGuard'tm' protected CD-ROMs. Nimbus has a six-month exclusive license to produce DiscGuard'tm' protected CD-ROMs through September 16, 1998, and a non-exclusive license thereafter. The agreement has a five-year term which is automatically renewable for successive periods of one year each. Under the license agreement with Nimbus, the Company is to receive a percentage of the proceeds of the premium charged by Nimbus on any DiscGuard'tm' protected CD-ROM. Until September 16, 1998, DiscGuard'tm' protected CD-ROMs will be available to software publishers through Nimbus.

     In July 1998, the Company and SKC, the leading South Korean Replicator and a subsidiary of one of South Korea's major conglomerates, entered into a three-year agreement pursuant to which the Company granted to SKC a non-transferable license to integrate DiscGuard'tm' into its mastering equipment and to exclusively distribute DiscGuard'tm' protected CD-ROMs in South Korea upon expiration of Nimbus' exclusivity period on September 16, 1998. As of June 2, 1999, the exclusive license ends and becomes a non-exclusive license for the remaining term of the agreement, subject to automatic renewal for additional one-year periods. In addition, the exclusivity period will end if SKC does not
(i) complete its first-run of DiscGuard'tm' protected CD-ROMs by August 30, 1998, or (ii) complete the production of 200,000 DiscGuard'tm' protected CD-ROMs by December 31, 1998. SKC will be obligated to pay to the Company a per disc royalty based on the number of DiscGuard'tm' protected CD-ROMs sold.

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     DiscGuard'tm' Replicators are authorized by the Company to replicate
DiscGuard'tm' protected CD-ROMs for software publishers who have obtained directly from the Company or an authorized distributor, the right to use DiscGuard'tm'. Only a Replicator who has purchased the DiscGuard'tm' option for its mastering equipment can offer DiscGuard'tm' protection to its customers. Licensed Replicators of DiscGuard'tm' will be required to report sales volumes of DiscGuard'tm' protected CD-ROMs to the Company. In addition, the DiscGuard'tm' enhanced MIS contains a journaling feature enabling the Company to audit the Replicator's production of DiscGuard'tm' protected discs to enforce the accuracy of reports from the Replicators. The Company is negotiating with other Replicators.

SOFTWARE PUBLISHERS

     The Company believes that piracy is a critical issue in the software and electronic content publishing industry and that, as a result, software publishers are increasingly demanding copy protection from Replicators. The Company demonstrates to these software publishers that purchasing protection for software distributed on CD-ROMs is an investment with a quantifiable and significant return. Infotech estimates that worldwide sales of software and other electronic content will increase from $56.2 billion in 1998 to $84.7 billion in the year 2002. The average unit price of software distributed on optical media during this period is estimated to range from $34 in 1998 to $30 in 2002 (representing a decline in price and a corresponding increase in the number of discs sold). The Company is able to demonstrate to software publishers that for a relatively modest investment per disc, DiscGuard'tm' can offer anti-piracy protection and provide software publishers the opportunity to realize a greater potential of this increasing market, rather than experience the loss of sales related to the unauthorized reproduction and piracy of their products.

     Commencing in March 1998, the Company entered into license agreements with a number of software publishers pursuant to which the Company licensed DiscGuard'tm' to protect their software applications from unauthorized replications. The license agreements typically require each software publisher to pay a license fee for each CD-ROM produced with DiscGuard'tm'.

     The Company engages in pilot testing of DiscGuard'tm' and is currently in various stages with a number of Publishers. In pilot testing, the software publisher will distribute a number of copies of a CD-ROM software title to evaluate the effectiveness of DiscGuard'tm'.

DISTRIBUTORS

     In June 1998, the Company entered into a non-exclusive two-year distribution agreement with Eagle for the distribution of DiscGuard'tm' in Japan. Eagle is a leading technology, sales and marketing company in Japan. The agreement is automatically renewable for additional one-year periods unless terminated by either of the parties. Eagle will sell and market the DiscGuard'tm' technology to software publishers and Replicators in Japan. Pursuant to the agreement, by December 31, 1998, the parties are to set minimum sales commitments for the following six-month period, and thereafter commitments shall be set semi-annually no later than 120 days prior to the commencement of the next applicable sales period. Should the parties fail to reach agreement as to such minimum commitments, then the Company is entitled to terminate the distribution agreement upon sixty days notice. Eagle will pay to the Company a license fee for each disc sold with DiscGuard'tm' and for equipment sold based upon the Company's suggested end-user list prices. By September 1, 1998, Eagle is obligated to purchase from the Company certain equipment for effecting the distribution of DiscGuard'tm'.

     In June 1998, the Company also entered into a representation agreement with Digital Media to sell and market the Company's products in South Korea. Pursuant to the agreement, Digital Media is to serve as a non-exclusive agent of the Company to introduce the Company and its products to potential customers. The Company will pay to Digital Media a one-time fee for each contract executed by a new customer, and a commission based upon the amount of revenues from the license of DiscGuard'tm'. The Company expects to explore the possibility of establishing additional strategic alliances with appropriate software distributors.

SALES AND SUPPORT OFFICES

     The Company's strategy is to penetrate the North American and European markets through direct sales and intends to devote significant efforts in these areas. The Company's office in New York City serves as its East Coast sales and support office. The Company maintains an office in California to serve the strategic West Coast software publishing market and also maintains offices in Israel and London for access to the European software market. The Company is considering opening future locations in North America and Europe, as well as establishing distributor relationships throughout the rest of the world. See 'Risk Factors -- Management of Growth,' ' -- Risks Associated with International Sales,' 'Use of Proceeds' and ' -- Competition.'

RESEARCH AND DEVELOPMENT

     The software industry in general is characterized by rapid product changes resulting from new technological developments, performance improvements and lower production costs. The Company's research and development activities to date have focused on developing products responsive to perceived immediate market demands. The Company believes that its future growth in the software anti-piracy industry will depend in large part on its ability to be an innovator in the development and application of its proprietary technology and know-how. See 'Risk Factors -- Competition; Technological Obsolescence.'

     The Company's research and development department includes 15 software engineers and scientists, is based in Kfar Saba, Israel and is working on improvements and enhancements to current products and on developing new products for the anti-piracy industry. The Company attempts to recruit and hire highly qualified technical personnel. The Company intends to capitalize on the highly-skilled pool of computer and engineering professionals in Israel in pursuing its research and development efforts. Following the completion of this Offering, the Company intends to expand its research and development department. See 'Risk Factors -- Proposed Expansion; Management of Growth,' ' -- Customer Support' and 'Plan of Operation.'

     TTR Ltd. was approved by the Chief Scientist for a grant of $210,000, of which it received approximately $173,000 through June 30, 1998. The Company pays royalties to the Chief Scientist on proceeds from the sale of products derived from the research and development funded by the grant at the rate of 3% of the sales revenue for the first three years of such sales, 4% for the following three years, and 5% thereafter, up to a maximum of 100% of the grant. The obligation to pay royalties to the Chief Scientist is limited to the amount of the grant received and is linked to the exchange rate of the dollar and the New Israeli Shekel. Additionally, the Chief Scientist places certain legal restrictions on companies that receive funding relating to the transfer of know-how and the manufacture of resulting products outside of Israel. The Company believes that these restrictions and obligations will not have a material adverse effect on the operations of the Company since the Company does not presently anticipate manufacturing its products outside of Israel or transferring ownership of the technology developed by it to third parties. The restrictions do not apply to the exports from Israel of products developed with such technologies. See 'Risk Factors -- Restrictions on Government Funding for Research and Development.'

     From the date of inception through March 31, 1998, the Company has expended approximately $1.8 million on its research and development activities, including approximately $967,000 for the year ended December 31, 1997, and approximately $189,000 for the three months ended March 31, 1998. The Company expects the level of its research and development expense to increase in the future. The Company has allocated a significant portion of the net proceeds from this Offering for research and development activities. See 'Use of Proceeds.'

RECORDABLE CDS

     Recordable CDs ('CD-Rs') are blank discs on which content may be recorded by an end-user without the need to use a Replicator. According to Infotech, CD-R blank media unit sales will increase from 330 million units in 1998 to more than 500 million units in 2000. DiscGuard'tm' can be used to protect
CD-Rs when the software and other electronic content is placed on the disc using a DiscGuard'tm' enhanced CD recorder. To the best of the Company's knowledge, no other company currently offers this capability. See 'Competition.'

     The Company is currently working with a CD recorder manufacturer to develop DiscGuard'tm' for application to CD recorders to enable software publishers to produce DiscGuard'tm' protected CD-Rs. Replicators and software publishers will then be able to purchase DiscGuard'tm' enhanced CD recorders in the same manner as they currently purchase standard CD recorders.

     The Company's strategy is to sell DiscGuard'tm' enhanced CD recorders to software companies that desire to author, prototype and/or verify software and content on CD-Rs. The Company believes that companies that produce significant amounts of their own software generally release early versions of their software and electronic content (for example alpha and beta versions) on CD-Rs rather than CD-ROMs, and these companies may seek anti-piracy protection for these early versions released on the CD-Rs. DiscGuard'tm' offers such companies this anti-piracy protection and the Company believes that this is a growing and potentially significant market.

     The Company also intends to sell DiscGuard'tm' to Replicators to enable low to mid-volume production and distribution of DiscGuard'tm' protected CD-Rs. CD recorders now provide software publishers the ability to record their products on CD-Rs without using the relatively costly mastering process. Due to the fixed costs involved in the mastering process, companies with small to medium-sized production runs pay significantly more per disc for manufacturing costs. Replicators can now offer to these companies the use of CD recorders to produce CDs at a relatively modest cost. The Company would be able to offer DiscGuard'tm' protection to such companies.

TTR REMOTE ACTIVATION CENTER FOR INTERNET (ELECTRONIC) DISTRIBUTION

     The Company believes that companies that desire to distribute protected software electronically need to insure that payment for the downloaded software is received and that such software is restricted for use at one site per payment. The Company is attempting to address these concerns with the Remote Activation Center (the 'RAC') for Internet (Electronic) Distribution. This will permit companies that sell protected software via electronic distribution, including over the Internet, the ability to protect their software.

     The RAC is based on a triangular communication design linking the end-user's system, the software distributor's Internet server and the Company's Internet server. Once the end-user downloads and pays for the protected software, the distributor's server would activate a utility which automatically notifies the Company's Internet server. Upon verification of payment, the Company's server will pass a decryption key to unlock the protected software. Unlike other remote activation systems, the Company's electronic distribution product will not require the end-user to enter a key-code in order to activate the downloaded software. Once the downloaded software is installed onto the end-user's computer, it will be protected against unauthorized reproduction. The product will be automatic and transparent to the end-user.

CUSTOMER SUPPORT

     The Company believes that highly efficient, responsive and prompt customer service are essential to the Company's success in building and retaining customer confidence. Upon completion of this Offering, the Company anticipates expanding and maintaining an appropriately sized staff of customer service personnel which will offer direct technical support. On a routine basis, the support staff will be expected to provide feedback to the Company's research, development and marketing departments. See 'Risk Factors -- Proposed Expansion; Management of Growth' and 'Use of Proceeds.'

COMPETITION

     The software anti-piracy industry is extremely competitive. The Company faces competition from companies that are more established, benefit from greater market recognition and have greater resources, financial and otherwise, than the Company. See 'Industry Background.'

     Certain companies such as C-Dilla Limited, Sony DADC Austria AG, MLS LaserLock International Inc. and Link Data Security claim to provide comprehensive optical media based anti-piracy protection, two of which have existing relationships with DCA to make their products available.

It is possible that others may enter the market in the future. The Company believes that DiscGuard'tm' compares favorably with currently available competitive products because it does not interfere with the operation of the computer or the protected application. There can, however, be no assurance that the Company will be able to continue developing products with innovative features and functions, or that competitive pressures will not result in price reductions that could materially adversely affect the Company. See 'Risk Factors -- Competition.'

     Many companies in the software protection industry offer the use of a hardware device such as a dongle or a key which plugs into the back of the computer as an anti-piracy strategy. This method does not prevent illegal replication, but prevents the unauthorized use of the software since the software will only run if the dongle is present. The Company believes that due to the significant cost and inconvenience relating to the dongle, the dongle is only used in high-end vertical markets such as expensive scientific and computer aided design software. Rainbow Technologies Inc. and Aladdin Knowledge Systems Ltd. are the two largest companies in this area. However, since the Company's business strategy is to concentrate on gaining market share in the high volume games and multimedia market, the Company does not consider these companies as direct competitors. There can be no assurance that these competitors will not be able to develop anti-piracy technology which operates on the same principles as DiscGuard'tm'.

PROPRIETARY RIGHTS

     The Company currently relies on a combination of trade secret, copyright and trademark law, as well as non-disclosure agreements and invention-assignment agreements, to protect the technologies used in its products and other proprietary information. In addition, the Company has filed patent applications in the United States, Israel, Germany, France, Great Britain, the Netherlands and Japan with respect to the technology underlying DiscGuard'tm'. There can be no assurance that any patent will be issued or that the Company's proprietary technology will remain a secret or that others will not develop similar technology and use such technology to compete with the Company. See 'Risk Factors -- Product Protection and Infringement.'

     The Company believes that its software products are proprietary and are protected by copyright law, non-disclosure and secrecy agreements. The Company also relies on proprietary know-how and employs various methods, such as proper labeling of confidential documents and non-disclosure agreements, to protect its processes, concepts, ideas and documents associated with proprietary products. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such processes, concepts, ideas and documentation. See 'Risk Factors -- Product Protection and Infringement.'

     The Company believes that product recognition is an important competitive factor. Accordingly, the Company intends to promote the DiscGuard'tm' and RAC trademarks in connection with its marketing activities. The Company owns the rights to the DiscGuard'tm' trademark in the United States and has filed an application with the Community TradeMark Office for the trademark rights to DiscGuard'tm'. There can be no assurance that prior registrations and/or uses of one or more of such marks (or a confusingly similar mark) do not exist in one or more of these jurisdictions, in which case the Company might thereby be precluded from registering and/or using such marks in such jurisdiction. The Company's use and registration rights with respect to any trademark does not ensure that the Company has superior rights to others that may register or use identical or similar marks on related goods or services. See 'Risk Factors -- Trademark Registration.'

     It is the Company's policy to require its employees, consultants, and other advisors to execute confidentiality agreements upon the commitment of employment, consulting or advisory relationships with the Company. These agreements generally provide that all confidential information developed or made known to the individual by the Company during the course of the individual's relationship with the Company is to be kept confidential and not to be disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions conceived by the individual in the course of their employment or consulting relationship by the Company shall be the exclusive property of the Company. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for the Company's trade secrets in the event of unauthorized use or disclosure of such information. See 'Risk Factors -- Product Protection and Infringement.'

EMPLOYEES

     The Company has 30 employees, including 15 in research and development, 2 in technical support, 6 in sales and marketing and 7 in general and administrative capacities. Twenty-five of these employees are based outside of the United States. None of the Company's employees is covered by a collective bargaining agreement or is represented by a labor union with respect to employment by the Company. The Company has not experienced any organized work stoppages and considers its relations with its employees to be good.

     The Company's future performance is highly dependent upon the continued service of members of the Company's senior management and other key research and development and sales and marketing personnel. The Company believes that its future success will also depend upon its continuing ability to identify, attract, train and retain other highly skilled managerial, technical, sales and marketing personnel. Hiring for such personnel is competitive, and there can be no assurance that the Company will be able to retain its key employees or attract, assimilate or retain the qualified personnel necessary for the development of its business. See 'Risk Factors -- Dependence on Key Personnel.'

PROPERTIES

     The Company leases facilities for its research and development activities in Kfar Saba, Israel pursuant to a lease with a scheduled expiration date of December 31, 1999, subject to annual renewal through May 2001. The facilities consist of approximately 4,860 square feet leased at approximately $4,025 per month. These facilities have been improved to meet the requirements necessary for the Company's research and development activities.

     The Company also leases office space in New York City for its executive offices pursuant to a lease with a scheduled expiration date of June 30, 2002. The premises consist of approximately 650 square feet at $1,660 per month. In addition, the Company leases 300 square feet in California at $2,700 per month.

     The Company believes that its facilities are sufficient to meet its current needs; however, the Company anticipates that it will need additional space, and it has allocated a portion of the proceeds of this Offering for the purpose of acquiring additional space to satisfy future requirements. Management believes that it has sufficient ability to renew its present leases related to these facilities or obtain suitable replacement facilities. See 'Use of Proceeds.'

LEGAL PROCEEDINGS

     The Company is not a party to any material litigation and is not aware of any threatened litigation.

CONDITIONS IN ISRAEL

     The following information is intended to advise prospective investors of certain conditions in Israel that could affect the Company. See 'Risk
Factors -- Risks Associated with Operations in Israel.'

POLITICAL CONDITIONS

     Since the establishment of the State of Israel in 1948, a state of hostility has existed, varying as to degree, among Israel and various Arab countries. A peace agreement was signed between Israel and Egypt in 1979 and limited relations have been established. A peace treaty with the Hashemite Kingdom of Jordan was signed in 1995 ending the state of war along Israel's longest border.

     Since December 1987, civil unrest has existed in the territories which came under Israel's control in 1967. In April 1994, negotiations between Israel and the Palestine Liberation Organization resulted in the signing of an interim agreement to grant Palestinian Arabs limited autonomy in certain of the territories administered by Israel. The interim agreement was followed by a series of agreements and understandings expanding the areas subject to autonomous administration. No prediction can be made as to whether a final resolution of the area's problems will be achieved, as to the nature of any such resolution or whether the civil unrest in the administered territories will continue and to what extent an outbreak of hostilities could have a material adverse affect on Israel's economic development or on the operations of the Company in the future.

     All adult male permanent residents of Israel under the age of 51, unless exempt, are obligated to perform up to 45 days of military reserve duty annually. Additionally, all such residents are subject to being called to active duty at any time under emergency circumstances. Many of the male employees of the Company, including its executive officers who reside in Israel, are currently obligated to perform annual reserve duty. While the Company and its personnel have operated effectively under these requirements, no assessments can be made as to the full impact on the Company's work force or business if conditions should change and no prediction can be made as to the effect on the Company of any expansion or reduction of these obligations.


     Certain countries and companies participate in a boycott of companies and others doing business in Israel, or with Israeli companies. The Company, however, believes that the boycott will not have a material adverse impact on the Company's business.


ECONOMIC CONDITIONS

     Israel's economy has been subject to numerous de-stabilizing factors, including a period of rampant inflation in the early to mid-1980s, low foreign exchange reserves, fluctuations in world commodity prices, military conflicts and civil unrest. For these and associated reasons, the Israeli Government has intervened in sectors of the Israeli economy employing among other means fiscal and monetary policies, import duties, foreign currency restrictions and control of wages, prices and exchange rates, and has frequently reversed or modified its policies in all these areas. The New Israeli Shekel ('NIS') is linked to a weighted basket of major currencies, of which the dollar constitutes 50%. Periodically, the central Bank of Israel resets the target exchange rate of the NIS in relation to the currency basket and allows the actual exchange rate to float within a range of 5% of the target rate.

     Israel has recently experienced a wave of immigration from the former Soviet Union and its satellite countries. Approximately 700,000 new immigrants have arrived during the period from 1990 through the end of 1997. Although the immigration from the former Soviet Union may benefit Israel and its economy in the long term by providing highly educated, cost-competitive labor and by stimulating economic growth, it has placed a strain on government services and national resources. The Israeli government has found it necessary to raise additional revenue and to dedicate substantial funds to support programs, including housing, education and job training, designed to assist in the absorption of new immigrants. No prediction can be made as to the policies that will be adopted in the future or their effect on these and other government spending programs.

TRADE AGREEMENTS

     Israel is a member of the United Nations, the International Monetary Fund, the International Bank for Reconstruction & Development and the International Finance Corporation. Israel is also a signatory to the General Agreement on Tariffs and Trade which provides for reciprocal lowering of trade barriers among its members.

     Israel became associated with the European Union by an agreement concluded in 1975 which confers certain advantages with respect to Israeli exports to most of the European countries and obliges Israel to lower its tariffs with respect to imports from those countries over a number of years.

     In 1985, Israel and the United States entered into an agreement to establish a Free Trade Area, which has eliminated all tariff and certain non-tariff trade between the two countries.

     On January 1, 1993, an agreement between Israel and the European Free Trade Association, which presently includes Austria, Norway, Finland, Sweden, Switzerland, Iceland and Liechtenstein, established a free trade zone. Under the agreement, certain agricultural goods and processed foods are exempt from custom duties and duties on other goods have been reduced.

     In addition, Israel recently entered into trade agreements with India and China.

                                   MANAGEMENT

INFORMATION CONCERNING THE COMPANY'S BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers and directors of the Company:

NAME                                AGE                                  POSITION
--------------------------------    ---   ----------------------------------------------------------------------
Marc D. Tokayer.................    41    Chairman of the Board, President, Treasurer and Director

Steven L. Barsh.................    33    Chief Executive Officer and Director Nominee

Baruch Sollish..................    51    Vice President -- Research and Development, Chief Technology Officer,
                                            Secretary and Director

Arik Shavit.....................    48    Vice President and Director

------------

     Marc D. Tokayer has been Chairman of the Board of Directors, President and Treasurer of the Company since he founded the Company in July 1994 and also served as Chief Executive Officer of the Company until July 6, 1998. From September 1992 to July 1994, Mr. Tokayer worked as an independent consultant primarily in the areas of business software applications. From October 1990 to August 1992, Mr. Tokayer was employed by Yael Ltd., an Israeli software company, where he managed the development of the Central Inventory Control System.

     Steven L. Barsh joined the Company as Chief Executive Officer on July 6, 1998. He has been nominated as a director, which nomination will be voted on by the stockholders at the Annual Meeting to be held on or about September 10, 1998. From April 1996 to January 1998, Mr. Barsh was a Vice President of MCI Systemhouse, where he led a commercial software unit that developed and sold products that enabled organizations to deliver complex software projects more quickly. From 1987 to April 1996, Mr. Barsh served as President of SECA, Inc., a software development and consulting company prior to its acquisition by MCI Systemhouse.

     Baruch Sollish, Ph.D. has been a Director of the Company since December 1994 and has served as Vice President -- Research and Development and Secretary of the Company since September 1996. Dr. Sollish developed the core technology that makes up the DiscGuard protection process. From June 1987 to December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israeli software company, engaged primarily in the field of smart card security and software design for personnel administration, municipal tax authorities and billing procedures for bank clearance centers. Dr. Sollish holds six United States patents in the fields of electro-optics, ultrasound and electronics and has published and lectured extensively.

     Arik Shavit has been a Director and Vice President of the Company overseeing business development since September 1996. From August 1994 to September 1996, Mr. Shavit was a Manager of Business Development, Smart Card Services at IBM Israel Ltd. From August 1990 to July 1994, Mr. Shavit managed Silvaco (Israel) Ltd., an Israeli subsidiary of SILVACO International, Inc. ('Silvaco'), a California based software company which develops state-of-the-art computer aided engineering (CAE) Software Applications and provided development, marketing and support services. Mr. Shavit also served as Corporate Vice-President and Director of Silvaco.

     The Board is currently comprised of three Directors. In connection with the Company's Annual Meeting to be held on or about September 10, 1998, upon approval of the Company's stockholders, the By-laws of the Company will be amended to allow the Board of Directors to increase the size of the Board. In addition to the current directors of the Company, Mr. Barsh will be nominated as a director and following the Annual Meeting, the Board will be expanded to seven members, of which three will be independent. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors currently receive no cash compensation for serving on the Board of Directors. In addition, the Underwriter has the right for a five-year period to designate an observer to the Board who may attend all Board meetings and receive all notices and other correspondence and communications sent to the Board. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Pursuant to the Option Plan, the Board appointed a Stock Option Committee which administers the Option Plan. See 'Executive Compensation Employee Benefit Plans.'

     Upon the election of the new Board of Directors at the Annual Meeting to be held on or about September 10, 1998, the Board of Directors will establish an audit committee (the 'Audit Committee'). The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned by the Company's Chairman of the Board and President, and the other two most highly compensated executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1997 (the 'Named Executive Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                            OTHER         SECURITIES
                                                                                           ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                       YEAR    SALARY($)      BONUS($)      COMPENSATION($)    OPTIONS(#)
-----------------------------------------------   ----    ---------      --------      ---------------    ----------
Marc D. Tokayer ...............................   1997    $  73,850      $  7,647          $26,307(1)        --
  Chairman and President                          1996    $  66,686      $ 12,876          $19,278           --
                                                  1995    $  74,939      $  --             $15,729           --

Baruch Sollish ................................   1997    $  99,931      $ 50,000(2)       $24,875(1)        --
  Vice-President -- Research and Development      1996    $  69,517      $  --             $14,037           --
                                                  1995    $  50,388      $  --             $ 9,920           --

Arik Shavit ...................................   1997    $ 102,931      $  --             $31,085(1)       217,437(3)
  Vice-President                                  1996    $  33,441      $  --             $13,457           --
                                                  1995    $  --          $  --             $--               --

------------

(1) Includes contributions to insurance premiums, car allowance and car expenses.

(2) In consideration of Dr. Sollish's waiver of incentive bonus payments due to him under his employment agreement based on the Company's revenues of certain products, Dr. Sollish received a one-time bonus payment of $50,000. See 'Employment Agreements.'

(3) Pursuant to his employment agreement, Mr. Shavit was issued options to purchase an aggregate of 217,473 shares of Common Stock vesting over four years and expiring on September 2006. The options are exercisable at $.01 per option. See ' Employment Agreements' and 'Certain Transactions.'

    For information concerning the compensation of Steven L. Barsh, Chief Executive Officer, see 'Employment Agreements.'

              OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1997

OPTION GRANTS IN 1997

     The following table sets forth certain information concerning the individual option grants during the year ended December 31, 1997, to each of the Named Executive Officers:

                                              NUMBER OF
                                              SECURITIES    PERCENTAGE OF TOTAL
                                              UNDERLYING      OPTIONS GRANTED
                                               OPTIONS        TO EMPLOYEES IN      EXERCISE PRICE    EXPIRATION
                   NAME                       GRANTED(#)        FISCAL YEAR          PER SHARE          DATE
-------------------------------------------   ----------    -------------------    --------------    ----------
Arik Shavit................................     217,473             55.3%               $.01          9/8/2006

AGGREGATED OPTION AND WARRANT EXERCISES IN 1997 AND YEAR END OPTION VALUES

     The following table provides certain information regarding stock option ownership and exercises by the Named Executive Officers, as well as the number and assumed value of exercisable options held by those persons at December 31, 1997:

                                                                                      VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                   OPTIONS AT DECEMBER 31, 1997       AT DECEMBER 31, 1997
                      NAME                           EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
------------------------------------------------   -----------------------------   --------------------------
Arik Shavit(1)..................................          72,491/144,982               $420,448/$840,896

------------

(1) See 'Employment Agreements' for a discussion of such options.

EMPLOYMENT AGREEMENTS

     TTR Ltd. entered into an employment agreement with Marc Tokayer, pursuant to which Mr. Tokayer is employed as the President and General Manager for a term of three years commencing in August 1994, which term is automatically renewable unless one of the parties' decides otherwise. Mr. Tokayer currently receives an annual salary of $74,232, subject to adjustment pursuant to the employment agreement. If Mr. Tokayer is terminated without cause, as defined in the agreement, then he shall be entitled to continue to receive his salary and benefits for an additional 12 months subject to certain limitations. Mr. Tokayer's agreement contains standard confidentiality and noncompete provisions that prohibit him from competing with the Company or soliciting its employees for one year following the termination of his employment.

     On July 6, 1998, pursuant to an employment agreement Steven L. Barsh commenced employment with the Company as its Chief Executive Officer. The agreement is for a term of eighteen months and is automatically renewable for additional periods of one year each, unless terminated in accordance with the provisions of the agreement. The Company will pay to Mr. Barsh an annual salary of $210,000 and pursuant to the Option Plan, the Company issued to him 250,000 stock options that will vest equally over a five-year period, and have an exercise price of $2 15/16 per share. The options are subject to acceleration upon the Company meeting certain performance objectives which the parties will agree upon. If the Company terminates Mr. Barsh's employment other than for cause or Mr. Barsh terminates the agreement for good reason, as defined in the employment agreement, then Mr. Barsh will receive a lump sum equal to one year's salary plus benefits for one year. If such termination takes place within the first year of Mr. Barsh's employment agreement, then Mr. Barsh will receive an amount equal to six month's salary plus benefits for one year. Mr. Barsh's agreement contains standard confidentiality and non-compete provisions that prohibit him from competing with the Company or soliciting its employees for one year following the termination of his employment with the Company.

     TTR Ltd. entered into an employment agreement with Dr. Baruch Sollish, pursuant to which Dr. Sollish is employed as the Vice President -- Research and Development for a term of one year commencing in December 1995 and renewable for additional one year periods. The agreement has been amended to provide for an additional 3 year term terminating in July 2001. Dr. Sollish currently receives an annual salary of $109,560. In March 1997, in consideration of Dr. Sollish's waiver of incentive bonus payments due to him under the agreement based on the Company's revenues from certain products, Dr. Sollish received a one-time bonus payment of $50,000. Dr. Sollish's agreement contains standard confidentiality and non-compete provisions that prohibit him from competing with the Company for a period of one year, or soliciting the Company's employees for a period of six months, following the termination of his employment with the Company.

     TTR Ltd. entered into an employment agreement with Arik Shavit, pursuant to which Mr. Shavit is employed as the Chief Executive Officer for a term of three years commencing in September 1996. Mr. Shavit currently receives an annual salary of $110,628, subject to adjustment pursuant to the employment agreement Mr. Shavit was issued options to purchase an aggregate of 217,473 shares of Common Stock. The options are exercisable at $.01 per share until September 2006, subject to a four-year vesting schedule, pursuant to which the first 72,491 options vested in September 1997 and 48,328 will vest in September 1998, and 48,327 will vest in each of September 1999 and September 2000. See 'Certain Transactions.' Mr. Shavit's agreement contains standard confidentiality and non-compete provisions that prohibit him from competing with the Company or soliciting its employees for one year following the termination of his employment.

EMPLOYEE BENEFIT PLANS

THE OPTION PLAN

     The Option Plan provides for the grant to qualified employees (including officers, and directors) and advisors of the Company options to purchase shares of Common Stock. A total of 450,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the Option Plan although the shareholders of the Company will vote on the increase in shares of Common Stock reserved under the Option Plan from 450,000 to 580,000 at the Annual Meeting to be held on or about September 10, 1998. The Option Plan is administered by a Stock Option Committee (the 'Committee'). The Committee consists of the Chairman of the Company; however, the Board intends to expand the Committee to include three outside Directors (upon the election of the new Board of Directors at the Company's Annual Meeting). The Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Option Plan. Options granted under the Option Plan may be non-qualified stock options or 'incentive stock options' as defined in Section 422 of the Internal Revenue Code ('Incentive Options') but in any case the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. On July 21, 1998, the Company had outstanding options to purchase 426,100 shares of the Company's Common Stock under the Option Plan.

DIRECTORS PLAN

     At the Company's Annual Meeting to be held on or about September 10, 1998, the shareholders will vote on the establishment of an option plan for independent, non-employee directors of the Company (the 'Directors Plan'). The Directors Plan will be administered by the entire Board of Directors. 25,000 shares of Common Stock will be reserved under the Directors Plan for issuance upon the exercise of stock options. Options will be exercisable upon the date of grant and will expire five years from the date of grant. Upon termination of any director, the options will expire within 2 months of such termination. The exercise price of the option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     Pursuant to the Company's Certificate of Incorporation and By-laws, officers and directors of the Company shall be indemnified by the Company to the fullest extent allowed under Delaware law for claims brought against them in their capacities as officers or directors. Indemnification is not allowed if the officer or director does not act in good faith and in a manner reasonably believed to be in the best interests of the Company, or if the officer or director had no reasonable cause to believe his conduct was lawful. Accordingly, indemnification may occur for liabilities arising under the Securities Act. The Company and the Underwriter have agreed to indemnify each other (including officers and directors) against certain liabilities, including liabilities under the Securities Act. See 'Underwriting.' Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus and as adjusted to reflect the sale of 2,500,000 shares of Common Stock offered by the Company hereby, certain information, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each of the Named Executive Officers in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

                                                                                      PERCENTAGE OF
                                                                                    OUTSTANDING SHARES
                                                                  AMOUNT AND             OWNED(1)
                                                                  NATURE OF       ----------------------
                       NAME AND ADDRESS                           BENEFICIAL       BEFORE        AFTER
                      OF BENEFICIAL OWNER                         OWNERSHIP       OFFERING      OFFERING
---------------------------------------------------------------   ----------      --------      --------
Marc D. Tokayer ...............................................     618,547(2)        16%          9.7%
  c/o TTR Ltd.
  2 Hanagar Street
  Kfar Saba, Israel
Steven L. Barsh ...............................................          --(3)       *             *
  c/o TTR
  1841 Broadway
  New York, NY
Arik Shavit ...................................................     120,729(4)       3.1%          1.9%
  c/o TTR Ltd.
  2 Hanagar Street
  Kfar Saba, Israel
Baruch Sollish ................................................     100,000          2.5%          1.6%
  c/o TTR Ltd.
  2 Hanagar Street
  Kfar Saba, Israel
All directors and officers as a group (4 persons)..............     839,276         21.7%         13.1%

------------

*  Less than 1%

(1) Based on 3,859,548 shares of Common Stock outstanding before the Offering and 6,409,548 after the Offering. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised. Does not reflect 375,000 shares of Common Stock subject to the Underwriter's Over-Allotment Option. If such Over-Allotment Option is exercised in full the Company will sell an additional 187,500 and the Trust, as defined below, and Dr. Sollish will sell 161,250 and 26,250, respectively, shares of Common Stock.

(2) Includes 324,274 shares held by the Tokayer Family Trust (the 'Trust'). Mr. Tokayer's wife is the trustee for the Trust and the income beneficiaries of the Trust are Mr. Tokayer's children. Mr. Tokayer does not have or share any voting power or investment power with respect to the securities held by the Trust, and accordingly, disclaims beneficial ownership of all such securities.

    In June 1998, Mr. Tokayer and the Tokayer Family Trust waived their right to 750,000 shares of Common Stock which had been placed into escrow and which had been subject to release upon the Company achieving certain revenue or stock price levels. Such shares of Common Stock have been returned to treasury and cancelled.

(3) Excludes 250,000 options to purchase Common Stock at $2 15/16 per share. The options vest equally over a five-year period, subject to acceleration. See 'Executive Compensation -- Employment Agreements.'

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) Represents options to purchase Common Stock at $.01 per share, of which 72,491 vested in September 1997 and 48,328 will vest in September 1998. Excludes 96,654 options, of which half will vest in September 1999 and September 2000. See 'Executive Compensation -- Employment Agreements' and 'Certain Transactions.'

                            ------------------------
     By virtue of his ownership of Common Stock and position with the Company, Marc D. Tokayer may be deemed a 'parent' and 'founder' of the Company as such terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

     In February 1997, the Company issued to Arik Shavit, a director of the Company, pursuant to his employment agreement with TTR Ltd. as its Chief Executive Officer options to purchase up to 217,473 shares of the Company's Common Stock. The options are exercisable at $.01 per share until September 2006 subject to a four-year vesting schedule. The first 72,491 options vested in September 1997 and an additional 48,328 will vest in September 1998, and 48,327 will vest in each of 1999 and 2000. See 'Management -- Employment Agreements.'

     For information concerning employment and consulting agreements with, and compensation of, the Company's executive officers and directors, see 'Management' and 'Executive Compensation -- Employment Agreements' and
' -- Employee Benefit Plans.'

     In June 1998, Mr. Tokayer and the Tokayer Family Trust waived their right to 750,000 shares of Common Stock which had been placed into escrow and which had been subject to release upon the Company achieving certain revenue or stock price levels. Such shares of Common Stock have been returned to TTR's treasury and cancelled. See 'Principal Stockholders.'

     In July 1998, the Company issued to Steven Barsh, the Company's Chief Executive Officer, 250,000 options to purchase Common Stock at $2 15/16 per share. The options vest over a five-year period (subject to acceleration). See 'Executive Compensation -- Employment Agreements.'

     The Company believes that the terms of each of the foregoing transactions and those which will exist after the consummation of the Offering are no less favorable to the Company than could have been obtained from non-affiliated third parties, although no independent appraisals were obtained. In the future, all transactions between the Company and its affiliates must be approved by the Board of Directors of the Company, including the independent directors. See 'Management.'

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share, of which 3,859,548 shares were outstanding and held of record as of July 28, 1998, by approximately 78 shareholders. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of Common Stock. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from funds legally available therefor and to share ratably in the assets of the Company available upon liquidation, dissolution or winding up. The holders of shares of Common Stock do not have cumulative voting rights for the election of directors and, accordingly, the holders of more than 50% of the shares of Common Stock are able to elect all directors.

LIMITATIONS UPON TRANSACTIONS WITH 'INTERESTED STOCKHOLDERS'

     Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a 'business combination' with an 'interested stockholder' for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A 'business combination' includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An 'interested stockholder' is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock. The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or By-laws expressly electing not to be governed by Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or By-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. The Company's Certificate of Incorporation and By-laws do not currently contain any provisions electing not to be governed by Section 203 of the Delaware General Corporation Law. The provisions of Section 203 of the Delaware General Corporation Law may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is North American Transfer Co., 147 W. Merrick Road, Freeport, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 6,409,548 shares of Common Stock outstanding. After the Offering, an aggregate of 4,416,645 shares of Common Stock, consisting of the 2,500,000 shares of Common Stock sold in the Offering and 1,916,645 additional shares of Common Stock will be freely tradeable without restriction or further registration under the Securities Act.

     Certain securityholders have agreed for a period of nine months following the date of this Offering, not to sell or otherwise dispose of any securities of the Company (six months with respect to 654,000 shares of Common Stock, of which 33,000 shares are issuable upon exercise of warrants).

     Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities. The number of outstanding shares of Common Stock available for sale in the public market will be limited by the agreements not to sell such shares described below.

     All officers, directors and stockholders owning beneficially 5% or more of the Common Stock have agreed not to directly or indirectly sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or options, rights, warrants or other securities convertible into, exchangeable or exercisable for, or evidencing any right to purchase or subscribe for shares of Common Stock or any beneficial interest therein for a period of nine months from the date of this Prospectus.

     There are currently outstanding warrants for 422,250 shares held by non-employee and service providers which are exercisable at any time. Additionally, there are currently outstanding stock options held by employees and consultants to purchase an additional 643,573 shares of the Company. The exercise of such warrants or options could adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the future sale of its equity securities.

     In general, under Rule 144, as currently in effect, a person, including an 'affiliate' of the Company as defined under the Securities Act, (or persons whose shares are aggregated), who for at least one year has beneficially owned restricted securities acquired directly or indirectly from the Company or an affiliate of the Company in a private transaction, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the day notice is given to the Securities and Exchange Commission with respect to such sale. A person (or persons whose shares are aggregated) who is not an affiliate and has not been an affiliate of the Company at any time during the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares pursuant to subparagraph (k) of Rule 144 without regard to the volume limitations described above.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to Josephthal & Co. Inc. (the 'Underwriter'), and the Underwriter has agreed to purchase from the Company, all of the Common Stock being offered hereby.

     The Common Stock is being sold on a firm commitment basis. The Underwriting Agreement provides, however, that the obligations of the Underwriter are subject to certain conditions precedent.

     The Underwriter has advised the Company that it proposes initially to offer the Common Stock to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less
concessions of not in excess of $     per share of the Common Stock, of which
amount a sum not in excess of $     per share of the Common Stock may in turn be
reallowed by such dealers to other dealers. After the Offering, the public offering price, the concessions and the reallowances may be changed by the Underwriter.

     The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof. The Company has agreed to pay the Underwriter an expense allowance equal to one percent (1%) of the gross proceeds of the Offering, and a financial advisor's fee equal to one percent (1%) of the gross proceeds of the Offering.

     The Company and certain stockholders consisting of the Trust and Baruch Sollish have granted to the Underwriter an option exercisable during the 45 day period after the date of this Prospectus to purchase from the Company, at the public offering price less underwriting discounts, up to an additional 375,000 shares of Common Stock for the sole purpose of covering over-allotments, if any. The Underwriter may exercise such options only to cover over-allotments in the sale of Common Stock that the Underwriter has agreed to purchase.

     The Company has agreed that for five years beginning on                ,
1998, the Underwriter shall have the right to designate one observer to the Company's Board of Directors. No individual has been identified to date by the Underwriter to be so designated.

     In connection with the Offering, the Company has agreed to sell to the Underwriter for nominal consideration, warrants to purchase from the Company 250,000 shares of Common Stock (the 'Underwriter's Warrants'). The Underwriter's Warrants are initially exercisable at an exercise price of 120% of the public offering price per share for a period of four years, commencing one year from the date of this Prospectus. The Underwriter's Warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise of the Underwriter's Warrants upon the occurrence of certain events. The Underwriter's Warrants grant to the holders thereof certain demand and 'piggyback' registration rights under the Securities Act for the securities issuable upon exercise thereof.

     The offering price of the Common Stock was based on discussions between the Underwriter and a committee of the Board of Directors of the Company. The factors which entered into the determination of the offering price were the demand for the Common Stock, as well as the market price for such shares, the level of trading volume in the Common Stock, the general market for software security companies, and market conditions in general.

     The Company, its 5% or greater shareholders and the officers and directors of the Company have agreed not to offer to sell, transfer, hypothecate or otherwise encumber any beneficial interest in any shares of Common Stock owned by them, directly or indirectly without the prior written consent of the Underwriter for a period of nine months following the date of this Prospectus.


     The Company and the Underwriter also entered into a financial consulting arrangement for the Underwriter to act as the Company's financial advisor. In connection with such arrangement, on April 1, 1998, (i) the Company paid to the Underwriter $50,000, (ii) issued to it 25,000 warrants exercisable for a period of four years at the market price of the Common Stock as of April 1, 1998; and
(iii) agreed to pay to the Underwriter a fee of 5% of the exercise price of certain warrants converted into Common Stock. On July 28, 1998, the holders of 1,080,000 warrants exercisable at $7.00 to $11.00 per share exchanged such warrants for 432,000 shares of Common Stock and pursuant to the terms of the agreement the Underwriter is entitled to a fee of $394,000 which amount has not yet been paid.




     The Company's Common Stock is traded in the over-the-counter market under the symbol 'TTRE' and quoted on the OTC Electronic Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq SmallCap Market or the Nasdaq National Market, and is also quoted in the NQB Pink Sheets published by the National Quotation Bureau Incorporated. There can be no assurance that an active public market for the Company's stock will continue. In connection with this Offering, the Company will seek to list its Common Stock on the American Stock Exchange. There can be no assurance that the market price of the Company's Common Stock will not decline below its price today. In addition, no prediction can be made as to the effect, if any, that market sales of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of shares of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

     In connection with the Offering, the Underwriter and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriter also may create a short position for the account of the Underwriter by selling more Common Stock in connection with the Offering than it is committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriter may also cover all or a portion of such short position, up to 250,000 shares of Common Stock, by exercising the Over-Allotment Option. In addition, the Underwriter may impose 'penalty bids' whereby it may reclaim from others (or dealers participating in the Offering) for its account the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for its account in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement.

                              CONCURRENT OFFERING

     Concurrently with this Offering, 621,000 shares of Common Stock, plus an additional 372,250 shares of Common Stock issuable upon the exercise of 372,250 warrants, have been registered under the Securities Act for resale on behalf of certain securityholders. The securityholders have agreed not to sell such securities for a period of nine months after the date of this Prospectus (six months with respect to 654,000 shares of Common Stock, of which 33,000 are issuable upon exercise of warrants).

     The Company will not receive any proceeds from the sales of shares by such securityholders. Sales of the securityholders' shares, or even the potential of such sales, may have an adverse effect on the market price of the Company's Common Stock.

                                 LEGAL MATTERS

     The legality of the securities offered by this Prospectus will be passed upon for the Company by Baer Marks & Upham LLP, New York, New York. In addition, certain other matters in connection with this Offering with respect to Israeli law will be passed upon for the Company by Aboudi & Brounstein, Tel Aviv, Israel. Certain legal matters will be passed upon for the Underwriter by Greenberg Traurig, P.A., Miami, Florida.

                                    EXPERTS

     The consolidated financial statements of TTR Inc. for the year ended December 31, 1997, included in this Prospectus have been included in reliance upon the report of BDO Almagor & Co., independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of TTR Inc. for the fiscal year ended December 31, 1996, included in the Prospectus have been included in reliance upon the report of Schneider, Ehrlich & Wengrover LLP, independent auditors, given upon the authority of said firm as experts in accounting and auditing. The financial statements of TTR Technologies Ltd. for the fiscal year ended December 31, 1996, included in this Prospectus in the consolidated financial statements of TTR, Inc. have been included in reliance upon the report of BDO Almagor & Co., independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

AUDITOR CHANGE

     On June 30, 1998, the Company appointed BDO Almagor & Co. ('Almagor') to re-issue a report on the Company's consolidated financial statements for the year ended December 31, 1997, and stockholders will be voting at the Annual Meeting to be held on or about September 10, 1998 to ratify the Board's selection of Almagor as the Company's independent accountants for the fiscal year ending December 31, 1998. On July 3, 1998, Schneider Ehrlich & Wengrover LLP ('SE&W') resigned as independent auditors of the Company by mutual agreement.

     During the fiscal years ended December 31, 1997 and 1996 and the period between January 1, 1998, up to and including the day of its resignation, there were no disagreements between the Company and SE&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to SE&W's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. SE&W's report on the financial statements of the Company for such fiscal years indicated that substantial doubt exists regarding the Company's ability to continue as a going concern.

     The audit of Almagor as the Company's independent accountants did not result in any changes to such financial statements, and the related audit report of Almagor also states that substantial doubt exists regarding the Company's ability to continue as a going concern.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission under the Securities Act a Registration Statement on Form SB-2 (the 'Registration Statement'), of which this Prospectus is a part with respect to the shares offered hereby (via the Electronic Data Gathering Analysis and Retrieval system ('EDGAR')) and may be found on the Securities and Exchange Commission's website at http://www.sec.gov. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files certain periodic reports, proxy statements and other information with the Securities and Exchange Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Avenue, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made via EDGAR are publicly available through the Commission's website referenced above. In addition, material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                    CONTENTS

                                                                                                            PAGE
                                                                                                       --------------
Report of Independent Public Accountants............................................................              F-2
Independent Auditors' Report........................................................................              F-3
Report of Independent Public Accountants............................................................              F-4
Consolidated Balance Sheets.........................................................................              F-5
Consolidated Statements of Operations...............................................................              F-6
Consolidated Statements of Comprehensive Loss.......................................................              F-7
Consolidated Statement of Stockholders' Equity (Deficit)............................................              F-8
Consolidated Statements of Cash Flows...............................................................       F-9 - F-10
Notes to Consolidated Financial Statements..........................................................      F-11 - F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and
Shareholders of TTR Inc.

     We have audited the accompanying consolidated balance sheet of TTR Inc. (a development-stage company) and its subsidiary at December 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of TTR Inc. (a development-stage company) and its subsidiary at December 31, 1997 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring losses since its inception and has an accumulated deficit at December 31, 1997 of $6,179,571. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO ALMAGOR & CO.
                                          Certified Public Accountants

Ramat-Gan, Israel,
July 12, 1998

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
  Stockholders of TTR INC.
Kfar Saba, Israel

     We have audited the accompanying consolidated balance sheet of TTR Inc. and its Subsidiary (A Development Stage Company) as of December 31, 1996, and the related consolidated statements of operations, comprehensive loss, cash flows, and stockholders' deficit for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of TTR Technologies, Ltd., a wholly owned subsidiary, which statements reflect total assets of $692,102 as of December 31, 1996, and net losses of $790,536 for the year then ended. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for TTR Technologies Ltd. is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TTR Inc. and its Subsidiary as of December 31, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring losses since its inception in 1994, and has an accumulated deficit at December 31, 1996 of $2,059,959. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          SCHNEIDER EHRLICH & WENGROVER LLP

Woodbury, New York
April 15, 1997

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
T.T.R. TECHNOLOGIES LTD.
(A Development Stage Company)

     We have audited the accompanying balance sheet of T.T.R. Technologies Ltd. (a development stage company) ('the Company') as of December 31, 1996 and the related statements of operations, changes in shareholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditor's Regulations (Auditor's Mode of Performance), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards requires that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the above financial statements present fairly in all material respects, the financial position of the Company (a development stage company) as of December 31, 1996 and the results of its operations, changes in shareholders' deficiency, and cash flows for the year then ended in conformity with accounting principles generally accepted in Israel and in the United States. As applicable to these financial statements, such accounting principles are substantially identical.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency and shareholders' deficiency that raise substantial doubt about its ability to continue as a going concern. The Company's plans are also referred to in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The financial statements have been translated into dollars for the purpose of their inclusion in the financial statements of T.T.R. Inc.

                                          BDO ALMAGOR & CO.
                                          Certified Public Accountants

Ramat-Gan, Israel,
April 13, 1997

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS

                                                                                       DECEMBER 31,     MARCH 31,
                                                                                           1997           1998
                                                                                       ------------    -----------
                                                                                                       (UNAUDITED)
                                       ASSETS
Current assets
     Cash and cash equivalents......................................................   $   450,040     $    94,820
     Stock subscription receivable..................................................       100,000         --
     Other current assets...........................................................       131,538         142,092
                                                                                       ------------    -----------
          Total current assets......................................................       681,578         236,912
Property and equipment -- net.......................................................       416,045         378,805
Due from officer....................................................................        16,000          16,000
Other assets........................................................................        75,004          59,620
                                                                                       ------------    -----------
          Total assets..............................................................   $ 1,188,627     $   691,337
                                                                                       ------------    -----------
                                                                                       ------------    -----------

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current liabilities
     Current portion of long-term debt..............................................   $     5,564     $     2,387
     Accounts payable...............................................................        87,363         349,616
     Accrued expenses...............................................................       139,972         159,675
                                                                                       ------------    -----------
          Total current liabilities.................................................       232,899         511,678
Long-term debt, less current portion................................................        14,804          11,597
Accrued severance pay...............................................................        31,195          46,317
                                                                                       ------------    -----------
          Total liabilities.........................................................       278,898         569,592
Common stock issued with guaranteed selling price -- $.001 par value 15,000 shares
  issued and outstanding............................................................       232,500         --
                                                                                       ------------    -----------

                           COMMITMENTS AND CONTINGENCIES
Stockholders' equity
     Common stock, $.001 par value; 20,000,000 shares authorized, 4,271,548 and
      4,052,548 issued and outstanding, respectively, including 1,000,000 and
      750,000 shares, respectively, placed in escrow................................         4,272           4,053
     Common stock subscribed, $.001 par value; 16,000 shares at December 31, 1997...       100,000         --
     Additional paid-in capital.....................................................     8,117,275       8,294,650
     Other accumulated comprehensive income.........................................        38,029          34,977
     Deficit accumulated during the development stage...............................    (6,179,571 )    (7,030,535)
     Less: deferred compensation....................................................    (1,402,776 )    (1,181,400)
                                                                                       ------------    -----------
          Total stockholders' equity................................................       677,229         121,745
                                                                                       ------------    -----------
          Total liabilities and stockholders' equity................................   $ 1,188,627     $   691,337
                                                                                       ------------    -----------
                                                                                       ------------    -----------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                        FROM
                                                                     INCEPTION
                                            YEAR ENDED            (JULY 14, 1994)                                        FROM
                                           DECEMBER 31,                  TO            THREE MONTHS ENDED MARCH        INCEPTION
                                    --------------------------      DECEMBER 31,                 31,                (JULY 14, 1994)
                                       1996           1997              1997          --------------------------          TO
                                    -----------    -----------    ----------------       1997           1998           MARCH 31,
                                                                                      -----------    -----------         1998
                                                                                      (UNAUDITED)    (UNAUDITED)    ---------------
                                                                                                                      (UNAUDITED)
Revenue..........................   $   --         $   --           $   --            $   --          $  --           $  --
Expenses
     Research and development....       344,305        967,155         1,587,708          270,979       188,692         1,776,400
     Sales and marketing.........       169,840      1,421,496         1,855,294          326,438       251,700         2,106,994
     General and
       administrative............       382,634      1,477,085         2,121,821          347,687       404,392         2,526,213
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
          Total expenses.........       896,779      3,865,736         5,564,823          945,104       844,784         6,409,607
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
Operating loss...................      (896,779)    (3,865,736)       (5,564,823)        (945,104)     (844,784)       (6,409,607)
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
Other (income) expense
     Legal settlement............       --             232,500           232,500          232,500        --               232,500
     Loss on investment..........       --             --                 17,000          --             --                17,000
     Other income................       --             (50,000)          (50,000)         --             --               (50,000)
     Interest income.............       --             (42,069)          (54,893)         (10,182)         (144)          (55,037)
     Interest expense............       224,432        113,445           470,141           97,063         6,324           476,465
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
          Total other (income)
            expenses.............       224,432        253,876           614,748          319,381         6,180           620,928
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
Net loss.........................   $(1,121,211)   $(4,119,612)     $ (6,179,571)     $(1,264,485)    $(850,964)      $(7,030,535)
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
                                    -----------    -----------    ----------------    -----------    -----------    ---------------
Per share data:
     Basic and diluted...........     $(0.62)        $(1.35)                            $(0.51)        $(0.26)
                                      -------        ------                             ------         ------
                                      -------        ------                             ------         ------
Weighted average number of common
  shares used in basic and
  diluted loss per share.........     1,801,366      3,054,519                          2,496,476     3,293,481
                                      ---------      ---------                          ---------     ---------
                                      ---------      ---------                          ---------     ---------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                                                                  YEAR ENDED
                                                                 DECEMBER 31,           THREE MONTHS ENDED MARCH 31,
                                                          --------------------------    ---------------------------
                                                             1996           1997           1997           1998
                                                          -----------    -----------    -----------    ------------
                                                                                        (UNAUDITED)    (UNAUDITED)
Net loss...............................................   $(1,121,211)   $(4,119,612)   $(1,264,485)    $(850,964)
Other comprehensive income (loss)
     Foreign currency translation adjustment...........        35,044        (19,667)        (3,427)       (3,052)
                                                          -----------    -----------    -----------    -----------
Comprehensive loss.....................................   $(1,086,167)   $(4,139,279)   $(1,267,912)    $(854,016)
                                                          -----------    -----------    -----------    -----------
                                                          -----------    -----------    -----------    -----------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                 DEFICIT
                                                    COMMON STOCK                     OTHER     ACCUMULATED
                                 COMMON STOCK        SUBSCRIBED      ADDITIONAL   ACCUMULATED    DURING
                               -----------------  -----------------   PAID-IN    COMPREHENSIVE DEVELOPMENT    DEFERRED
                                SHARES    AMOUNT  SHARES    AMOUNT    CAPITAL       INCOME        STAGE     COMPENSATION   TOTAL
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at July 14, 1994
  (date of inception).........    --      $--       --     $  --     $   --      $   --        $   --       $   --       $   --
Issuances of common stock, par
  value $.001
    Services rendered at $.001
      per share............... 1,200,000  1,200     --        --         --          --            --           --            1,200
    Cash at $.0208 per
      share................... 1,200,000  1,200     --        --         23,800      --            --           --           25,000
Net loss......................    --       --       --        --         --          --           (42,085)      --          (42,085)
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at December 31,
  1994........................ 2,400,000  2,400     --        --         23,800      --           (42,085)      --          (15,885)
Common stock contributed......  (561,453)  (561)    --        --            561      --            --           --           --
Issuances of common stock, par
  value $.001
    Services rendered at $.05
      per share...............   361,453    361     --        --         17,712      --            --           --           18,073
Issuance of common stock
  purchase warrants
    Services rendered at $.04
      per warrant.............    --       --       --        --            600      --            --           --              600
Foreign currency translation
  adjustment..................                                                        22,652                                 22,652
Net loss......................    --       --       --        --         --          --          (896,663)      --         (896,663)
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at December 31,
  1995........................ 2,200,000  2,200     --        --         42,673       22,652     (938,748)      --         (871,223)
Issuances of common stock, par
  value $.001
    Cash at $.307 per share...   650,000    650     --        --        199,350      --            --           --          200,000
    Cash at $.50 per share
      (net of stock offering
      costs of $11,467).......   150,000    150     --        --         63,383      --            --           --           63,533
    Cash at $2.00 per share...    50,000     50     --        --         99,950      --            --           --          100,000
Foreign currency translation
  adjustment..................    --       --       --        --         --           35,044       --           --           35,044
Net loss......................    --       --       --        --         --          --        (1,121,211)      --       (1,121,211)
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at December 31,
  1996........................ 3,050,000  3,050     --        --        405,356       57,696   (2,059,959)      --       (1,593,857)
Common stock contributed......  (135,000)  (135)    --        --            135      --            --           --           --
Issuances of common stock, par
  value $.001
    Exercise of options at
      $.01 per share..........   374,548    375     --        --          3,370      --            --           --            3,745
    Cash at $7.00 per share
      (net of stock offering
      costs of $1,318,652)....   860,000    860     --        --      4,700,488      --            --           --        4,701,348
    Services rendered at
      $10.00 per share........    55,000     55     --        --        549,945      --            --          (500,000)      50,000
    Services rendered at
      $14.875 per share.......    19,000     19     --        --        282,606      --            --           --          282,625
    Cash at $6.25 per share...    48,000     48     --        --        299,952      --            --           --          300,000
Common stock subscriptions....    --       --      16,000   100,000      --          --            --           --          100,000
Sale of Underwriters
  warrants....................    --       --       --        --             80      --            --           --               80
Stock options and warrants
  granted.....................    --       --       --        --      1,875,343      --            --        (1,875,343)      --
Amortization of deferred
  compensation................    --       --       --        --         --          --            --           972,567     972,567
Foreign currency translation
  adjustment..................    --       --       --        --         --          (19,667)       --          --          (19,667)
Net loss......................    --       --       --        --         --          --        (4,119,612)      --       (4,119,612)
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at December 31,
  1997........................ 4,271,548  4,272    16,000   100,000   8,117,275       38,029   (6,179,571)   (1,402,776)     677,229
Common stock subscriptions
  (unaudited).................    16,000     16   (16,000) (100,000)     99,984      --            --           --           --
Common stock forfeited
  (unaudited).................  (250,000)  (250)    --        --            250      --            --           --           --
Transfer of temporary equity
  to permanent capital
  (unaudited).................    15,000     15     --        --         77,141      --            --           --           77,156
Amortization of deferred
  compensation (unaudited)....    --       --       --        --         --          --            --           221,376     221,376
Foreign currency translation
  adjustment (unaudited)......    --       --       --        --         --           (3,052)       --          --           (3,052)
Net loss (unaudited)..........    --       --       --        --         --          --          (850,964)      --         (850,964)
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
Balances at March 31, 1998
  (unaudited)................. 4,052,548  $4,053    --     $  --     $8,294,650  $    34,977   $(7,030,535) $(1,181,400)  $  121,745
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------
                               ---------  ------  -------  --------  ----------  ------------- -----------  ------------ ----------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                          FROM
                                                                                                        INCEPTION
                                                                               YEAR ENDED            (JULY 14, 1994)
                                                                              DECEMBER 31,                 TO
                                                                       --------------------------     DECEMBER 31,
                                                                          1996           1997             1997
                                                                       -----------    -----------    ---------------
Cash flows from operating activities
     Net loss.......................................................   $(1,121,211)   $(4,119,612)     $(6,179,571)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization.............................       155,273        184,290          440,331
          Translation gain..........................................          (967)       --                (1,528)
          Amortization of deferred compensation.....................       --             972,567          972,567
          Stock and warrants issued for services and legal
            settlement..............................................       --             565,125          583,798
          Increase (decrease) in cash attributable to changes in
            assets and liabilities
               Accounts receivable..................................         1,310            478              163
               Other current assets.................................      (105,222)        (7,204)        (125,918)
               Other assets.........................................       --             (72,700)         (72,700)
               Accounts payable.....................................       137,825        (72,401)         105,768
               Accrued expenses.....................................        49,001         22,297          123,786
               Accrued severance....................................        (4,958)        26,299           44,561
               Interest payable.....................................       138,485       (234,508)        --
                                                                       -----------    -----------    ---------------
          Net cash used by operating activities.....................      (750,464)    (2,735,369)      (4,108,743)
                                                                       -----------    -----------    ---------------
Cash flows from investing activities
     Purchases of property and equipment............................      (240,836)      (175,507)        (611,400)
     Increase in organization costs.................................       --             --                (7,680)
                                                                       -----------    -----------    ---------------
          Net cash used by investing activities.....................      (240,836)      (175,507)        (619,080)
                                                                       -----------    -----------    ---------------
Cash flows from financing activities
     Proceeds from issuance of common stock.........................       363,533      5,520,837        5,910,570
     Loans to officer...............................................       --              10,000          (16,000)
     Stock offering costs...........................................      (166,099)      (309,565)        (475,664)
     Deferred financing costs.......................................       (89,980)       (19,000)        (262,411)
     Proceeds from short-term borrowings............................       849,602        200,000        1,049,602
     Proceeds from long-term debt...................................        25,096        --             1,114,137
     Repayment of short-term borrowings.............................       --          (1,049,602)      (1,049,602)
     Repayments of long-term debt...................................       (14,403)    (1,053,455)      (1,089,471)
                                                                       -----------    -----------    ---------------
          Net cash provided by financing activities.................       967,749      3,299,215        5,181,161
                                                                       -----------    -----------    ---------------
Effect of exchange rate changes on cash.............................          (659)        (1,955)          (3,298)
                                                                       -----------    -----------    ---------------
Increase (decrease) in cash and cash equivalents....................       (24,210)       386,384          450,040
Cash and cash equivalents at beginning of period....................        87,866         63,656         --
                                                                       -----------    -----------    ---------------
Cash and cash equivalents at end of period..........................   $    63,656    $   450,040      $   450,040
                                                                       -----------    -----------    ---------------
                                                                       -----------    -----------    ---------------
Supplemental disclosures of cash flow information
     Cash paid during the period for:
          Interest..................................................   $    15,788    $   345,258      $   379,502
                                                                       -----------    -----------    ---------------
                                                                       -----------    -----------    ---------------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                                                          FROM
                                                                                                        INCEPTION
                                                                           THREE MONTHS ENDED        (JULY 14, 1994)
                                                                               MARCH 31,                   TO
                                                                       --------------------------       MARCH 31,
                                                                          1997           1998             1998
                                                                       -----------    -----------    ---------------
                                                                              (UNAUDITED)              (UNAUDITED)
Cash flows from operating activities
     Net loss.......................................................   $(1,264,485)   $  (850,964)     $(7,030,535)
     Adjustments to reconcile net loss to net cash used by operating activities:
          Depreciation and amortization.............................       100,970         37,795          478,126
          Translation gain..........................................       (58,894)       --                (1,528)
          Amortization of deferred compensation.....................       249,712        221,376        1,193,943
          Stock and warrants issued for services and legal
            settlement..............................................        50,000        --               583,798
          Payment of common stock issued with guaranteed selling
            price...................................................       --             (55,344)         (55,344)
          Increase (decrease) in cash attributable to changes in
            assets and liabilities
               Accounts receivable..................................            72        --                   163
               Other current assets.................................         2,090        (12,762)        (138,680)
               Other assets.........................................      (114,000)        15,000          (57,700)
               Accounts payable.....................................      (101,881)       162,684          268,452
               Accrued expenses.....................................       259,326         21,940          145,726
               Accrued severance....................................        16,839         15,703           60,264
               Interest payable.....................................      (234,508)       --              --
                                                                       -----------    -----------    ---------------
          Net cash used by operating activities.....................    (1,094,759)      (444,572)      (4,553,315)
                                                                       -----------    -----------    ---------------
Cash flows from investing activities
     Purchases of property and equipment............................       (73,550)        (6,767)        (618,167)
     Increase in organization costs.................................       --             --                (7,680)
                                                                       -----------    -----------    ---------------
          Net cash used by investing activities.....................       (73,550)        (6,767)        (625,847)
                                                                       -----------    -----------    ---------------
Cash flows from financing activities
     Proceeds from issuance of common stock.........................     5,220,837        100,000        6,010,570
     Loans to officer...............................................       --             --               (16,000)
     Stock offering costs...........................................      (209,565)       --              (475,664)
     Deferred financing costs.......................................       (19,000)       --              (262,411)
     Proceeds from short-term borrowings............................       200,000        --             1,049,602
     Proceeds from long-term debt...................................       --             --             1,114,137
     Repayment of short-term borrowings.............................    (1,049,602)       --            (1,049,602)
     Repayments of long-term debt...................................    (1,046,434)        (3,506)      (1,092,977)
                                                                       -----------    -----------    ---------------
          Net cash provided by financing activities.................     3,096,236         96,494        5,277,655
                                                                       -----------    -----------    ---------------
Effect of exchange rate changes on cash.............................        (1,440)          (375)          (3,673)
                                                                       -----------    -----------    ---------------
Increase (decrease) in cash and cash equivalents....................     1,926,487       (355,220)          94,820
Cash and cash equivalents at beginning of period....................        63,656        450,040         --
                                                                       -----------    -----------    ---------------
Cash and cash equivalents at end of period..........................   $ 1,990,143    $    94,820      $    94,820
                                                                       -----------    -----------    ---------------
                                                                       -----------    -----------    ---------------
Supplemental disclosures of cash flow information
     Cash paid during the period for:
          Interest..................................................   $   316,116    $     4,519      $   384,021
                                                                       -----------    -----------    ---------------
                                                                       -----------    -----------    ---------------
     Transfer of common stock issued with guaranteed selling price
       to permanent capital.........................................                  $    77,156
                                                                                      -----------
                                                                                      -----------

                See Notes to Consolidated Financial Statements.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

NOTE 1 -- DESCRIPTION OF BUSINESS

     TTR Inc. (the 'Company') was incorporated on July 14, 1994 under the laws of the State of Delaware. TTR Technologies Ltd., ('TTR Ltd.') was formed under the laws of the State of Israel on December 5, 1994 as a wholly owned research and development subsidiary of the Company.

     The Company is engaged in the design, development and commercialization of proprietary software security products.

     The Company is considered to be in the development stage and has earned no revenues to date. Business activities to date have focused on product and marketing research, product development, and raising capital. The Company's primary product, DiscGuard'tm', based on its proprietary technology, became commercially available in the first quarter of 1998.

     The Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and increased marketing efforts and is subject to other risks affecting the business of the Company. (See Note 3).

     In February 1997 the Company closed on an initial public offering (IPO) in which it sold 860,000 shares of its Common Stock at a price of $7.00 per share and realized net proceeds of approximately $4.7 million after stock offering costs (See Note 13).

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, TTR Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

REVENUE RECOGNITION

     The American Institute of Certified Public Accountants recently issued Statement of Position (SOP) 97-2, 'Software Revenue Recognition', which supersedes SOP 91-1. SOP 97-2 provides guidance in recognizing revenue on software transactions and is required for transactions entered into after December 15, 1997.

     The Company anticipates revenues from software transactions will be recognized upon delivery and acceptance to the customer. Revenues from maintenance and engineering services will be recognized over the term of the respective contracts.

STOCK BASED COMPENSATION

     Compensation expense arising from stock grants, and options and warrants issued at exercise prices below the quoted market price of the underlying Common Stock as of the grant date, is recognized over the vesting periods of the related grants. Such stock-based compensation resulted in an aggregate charge to operations of approximately $1,305,000, $299,700 and $221,300 for the year ended December 31, 1997 and for the three months ended March 31, 1997 and 1998, respectively.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

FOREIGN CURRENCY TRANSLATIONS

     The financial statements of TTR Ltd. have been translated into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting Standards Board
(FASB). Assets and liabilities have been translated at year-end (period-end) exchange rates and statement of operations have been translated at average rates prevailing during the year. The translation adjustments have been recorded as a separate component of stockholders' equity (cumulative translation adjustment).

NET LOSS PER SHARE

     The Company has adopted Statement of Financial Accounting Standards No.128 (SFAS 128), 'Earnings per Share,' which supersedes APB Opinion No. 15 (APB No.
15), 'Earnings per Share,' and which is effective for all periods ending after December 15, 1997. SFAS 128 requires dual presentation of basic and diluted earnings per share (EPS) for complex capital structures on the face of the Statements of Operations. Basic EPS is computed by dividing net income (loss) by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from the exercise or conversion of other securities into common stock. None of the stock options and warrants issued in 1997 and 1996 has been included in the net loss per share computation for the years presented, because their inclusion would be anti-dilutive. Shares held in escrow are not treated as outstanding during any period (See Note 13). Earnings per share data for 1996 has been restated to conform with the provisions of SFAS No. 128.

STATEMENT OF CASH FLOWS

     For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

DEPRECIATION AND AMORTIZATION

     Equipment, vehicles and leasehold improvements are stated at cost. Equipment and vehicles are depreciated over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized over the related lease term. Depreciation is computed on the straight-line method.

RESEARCH AND DEVELOPMENT COSTS

     Research and development expenditures are charged to operations as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established by completion of a working model of the product and ending when a product is available for general release to customers. To date, completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

INCOME TAXES

     The Company accounts for its income taxes using the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes' (SFAS No. 109), which requires the establishment of a deferred tax asset or liability for the recognition of future deductible or taxable amounts and operating loss carryforwards. Deferred tax expense or benefit is recognized as a result of the changes in the assets and liabilities during the year. Valuation allowances

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

are established when necessary, to reduce deferred tax assets, if it is more likely than not that all or a portion of it will not be realized.

LONG-LIVED ASSETS

     In accordance with SFAS No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of', the Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

STOCK OPTIONS

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, 'Accounting for Stock-based Compensation'. SFAS No. 123 requires that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, using the fair value method, or make pro forma disclosures of such costs in a footnote to the financial statements. The Company has elected to continue to use the intrinsic value-based method of APB Opinion No. 25, as allowed under SFAS No. 123, to account for its employee stock-based compensation plans, and to include the required pro forma disclosures based on fair value accounting. The adoption of SFAS No. 123 has not had a material effect on the Company's financial position or results of operations.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS 130, 'Reporting Comprehensive Income,' which establishes standards for reporting the components of comprehensive income. The company adopted SFAS 130 on January 1, 1998. The foreign currency translation adjustment is the Company's only component of comprehensive income.

     In June 1997 SFAS 131, 'Disclosures About Segments of an Enterprise and Related Information,' was issued. SFAS 131 requires disclosure of reportable operating segments. In February 1998, SFAS 132, 'Employers' Disclosures About Pensions and Other Post-retirement Plans' was issued. SFAS 132 standardizes pension disclosures. The Company will adopt SFAS 131 and 132 at year-end 1998. These statements may affect disclosure and presentation in the financial statement but will have no impact on the Company's financial position or results of operations.

INTERIM FINANCIAL STATEMENTS

     In the opinion of management of the Company, the unaudited financial statements as of March 31, 1998, and for the three months ended March 31, 1997 and 1998, have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of the interim periods.

NOTE 3 -- GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a limited operating history, has sustained losses since its inception and has an accumulated deficit at December 31, 1997 of $6,179,571. The Company faces a number of risks and uncertainties regarding its business, including among other

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

factors, the demand and market acceptance of its products, dependence on a single product line, the effects of technological change, and the development of new products. The Company anticipates that it will continue to incur significant operating costs and losses in connection with the development of its products and increased marketing efforts which raises substantial doubt about its ability to continue as a going concern.

     Commencing in October 1997, the Company entered into licensing agreements with certain suppliers and manufacturers to integrate DiscGuard'tm' technology into replicating equipment for the production of DiscGuard'tm' enhanced optical media (see Note 18). DiscGuard'tm' was in the product testing stage up until the first quarter of 1998 when it became available for commercial use. From March to June 1998, the Company signed licensing agreements with six software publishers/distributors to include DiscGuard'tm' in their software products. There can be no assurance that these agreements will provide sufficient revenues to generate operating profits and cash flows. The Company is also continuing to broaden its sales and marketing activities in North America, Europe and Asia to increase product awareness and expand its sales and customer support infrastructure.

     The Company is continuing to pursue various alternatives for additional financing, including a recently completed $1,475,000 private placement. The Company has also received a letter of intent from an underwriter for a secondary offering of 2,500,000 shares of its Common Stock (See Note 19).

     The ability of the Company to continue as a going concern is dependent upon the success of the Company's products and its access to sufficient funding to enable it to continue operations. There is no assurance that sufficient revenues will be generated or that adequate financing will be available to the Company. Insufficient funds from operations or the inability to obtain adequate financing would have a material adverse effect on the Company.

NOTE 4 -- OTHER CURRENT ASSETS

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Grant receivable -- Chief Scientist(1)....................................       $  39,678
Management income receivable(2)...........................................          50,000
Other.....................................................................          41,860
                                                                             -----------------
                                                                                 $ 131,538
                                                                             -----------------
                                                                             -----------------

------------

(1) In November 1996, TTR Ltd. received an approval from the Office of the Chief Scientist of the Government of Israel (OCS) according to which the OCS will fund certain research and development of the Company by way of grants. The approved grant amounts to a maximum of $210,000.

    The Company will be required to pay royalties to the OCS on proceeds from the sale of products derived from the research and development in which the OCS has participated by way of its grant. The royalties are computed at the rate of 3% for the first three years of product sales, 4% for the following three years, and 5% thereafter up to a maximum of 100% of the grant.

(2) In October 1997, TTR Ltd. entered into a two-year management agreement with Ultimus LTD, (Ultimus) an Israeli company. Under the agreement, the Company provided management and administrative services relating to Ultimus' day-to-day operations and earned fees totaling $50,000. The agreement was terminated in April 1998. The Company's Vice-President holds approximately 7.5% of the outstanding shares of Ultimus and, together with the Company's Chairman, served on their Board of Directors.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

NOTE 5 -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Leasehold improvements....................................................       $ 126,906
Office equipment..........................................................         144,501
Computer equipment........................................................         219,895
Vehicles..................................................................          86,732
                                                                             -----------------
                                                                                   578,034
Less: Accumulated depreciation............................................         161,989
                                                                             -----------------
                                                                                 $ 416,045
                                                                             -----------------
                                                                             -----------------

     Depreciation expense was $38,669, $88,311, $19,485 and $37,411 for the years ended December 31, 1996 and 1997 and for the three months ended March 31, 1997 and 1998, respectively.

NOTE 6 -- DUE FROM OFFICER

     This amount represents non-interest bearing advances to an officer of the Company and was repaid in July 1998.

NOTE 7 -- ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Accrued payroll and payroll taxes.........................................       $  49,750
Other.....................................................................          90,222
                                                                             -----------------
                                                                                 $ 139,972
                                                                             -----------------
                                                                             -----------------

NOTE 8 -- ACCRUED SEVERANCE PAY

     Under Israeli law, TTR Ltd. is required to make severance payments to dismissed employees (including officers) and to employees leaving employment under certain other circumstances. This liability is calculated based on the years of employment for each employee, in accordance with the 'severance pay laws.' The Company's liabilities for required severance payments are covered by funding into severance pay funds, insurance policies and by an accrual. At December 31, 1997, a total of $53,167 was deposited in insurance policies.

NOTE 9 -- SHORT-TERM BORROWINGS

     (a) In June 1996, the Company realized net proceeds of $423,552 from a private placement of 10 units of its securities at a purchase price of $50,000 per unit. Each unit consisted of $50,000 principal amount of 10% promissory notes and 15,000 shares of Common Stock for a total of 150,000 shares. The Company has allocated $7,500 per unit to the Common Stock sold in the private placement, and the balance to promissory note principal. In January 1997, certain of these investors returned a total of 135,000 shares of Common Stock to treasury which were subsequently cancelled. The principal and accrued interest on these notes was repaid in February 1997. The Company paid a placement agent fees, totaling $55,000 which were amortized over the life of the loan. Certain of the investors in the private placement have an ownership interest in the placement agent.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

     (b) In 1996, the Company borrowed a total of $133,400 in unsecured funds from a private lender. Interest was calculated at the rate of 22% per annum on outstanding financings. The principal and accrued interest was repaid in February 1997.

     (c) In December 1996 and January 1997, the Company issued short-term promissory notes aggregating $450,000. Interest was calculated at the rate of 15% per annum. The notes and accrued interest was repaid in February 1997. Placement fees of $45,000 were amortized over the life of the loan.

NOTE 10 -- LONG-TERM DEBT

     (a) TTR Ltd. has outstanding principal balances in the amount of $20,368. The loans are denominated in 'New Israeli Shekel' (NIS), bear interest at the rate of prime (14.90% at December 31, 1997) plus 2.4%-3% per annum and are secured by substantially all the assets of TTR Ltd. Principal payments are due in various installments through 2000.

     (b) In 1994 and 1995, the Company issued two-year promissory notes aggregating $1,041,080 in a private placement. Interest accrued at the rate of 10% per annum and was payable at the maturity date. In connection with this private placement the Company issued warrants to the noteholders to purchase a total of 174,548 shares of Common Stock for $.01 per share. The warrants were exercised in February 1997. The Company paid a placement agent fees, totaling $145,000 which were amortized over the terms of the respective notes. In February 1997, the entire principal balance plus accrued interest on these notes was repaid.

     The aggregate maturities of long-term debt for the next three years ending December 31, are as follows: 1998 -- $5,564; 1999 -- $8,753; and 2000 -- $6,051.

NOTE 11 -- INCOME TAXES

     At December 31, 1997, the Company had available $1,775,266 of net operating loss carryforwards for U.S. federal income tax purposes which expire in the years 2014 through 2018, and $2,912,000 of foreign net operating loss carryforwards with no expiration date. Due to the uncertainty of their realization, no income tax benefit has been recorded by the Company for these net operating loss carryforwards as valuation allowances have been established for any such benefits. The use of the U.S. federal net operating loss carryforwards is subject to limitations under section 382 of the Internal Revenue code pertaining to changes in stock ownership.

     Significant components of the Company's deferred tax assets for U.S. federal and Israel income taxes are as follows:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Net operating loss carryforwards..........................................      $ 1,839,669
Stock based compensation..................................................           17,813
Accrued vacation and severance............................................           20,000
                                                                             -----------------
     Total deferred tax assets............................................        1,877,481
     Valuation allowance..................................................       (1,877,481)
                                                                             -----------------
     Net deferred tax assets..............................................      $  --
                                                                             -----------------
                                                                             -----------------

     Pre-tax losses from foreign (Israeli) operations were $790,536 and $2,927,080 for the years ended December 31, 1996 and 1997, respectively.

NOTE 12 -- STOCK OPTION PLAN

     In July 1996, the Board of Directors adopted the Company's Incentive and Non-qualified Stock Option Plan (the ' Plan') and has reserved up to 450,000 shares of Common Stock for issuance thereunder . The Plan provides for the granting of options to officers, directors, employees and advisors

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

of the Company. The exercise of incentive stock options ('ISOs') issued to employees who are less than 10% stockholders shall not be less than the fair market value of the underlying shares on the date of grant or not less than 100% of the fair market value of the shares in the case of an employee who is a 10% stockholder. The exercise price of restricted stock options shall not be less than the par value of the shares to which the option relates. Options are not exercisable for a period of one year from the date of grant. Thereafter, options may be exercised as determined by the Board of Directors, with maximum terms of ten and five years, respectively, for ISOs issued to employees who are less than 10% stockholders and employees who are 10% stockholders. In addition, under the plan, no individual will be given the opportunity to exercise ISO's valued in excess of $100,000, in any calendar year, unless and to the extent the options have first become exercisable in the preceding year. The Plan will terminate in 2006.

     A summary of the status of the Plan as of December 31, 1997 and changes during the year ending on that date is presented below:

                                                                                             RANGE OF
                                                                                             EXERCISE
                                                                                 SHARES       PRICES
                                                                                 -------    -----------
Options outstanding, January 1, 1996..........................................     --       $   --
     Granted..................................................................     5,000           6.00
     Canceled.................................................................     --           --
     Exercised................................................................     --           --
                                                                                 -------    -----------
Options outstanding, December 31, 1996........................................     5,000           6.00
     Granted..................................................................   175,600     5.00-13.94
     Canceled.................................................................   (19,500)    7.00-13.94
     Exercised................................................................     --           --
                                                                                 -------    -----------
Options outstanding, December 31, 1997........................................   161,100    $5.00-13.88
                                                                                 -------    -----------
                                                                                 -------    -----------
Shares of common available for future grant...................................   288,900
                                                                                 -------
                                                                                 -------

     The following table summarizes information about stock options under the plan outstanding at December 31, 1997:

                             OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                   ----------------------------------------     ------------------------
                                       WEIGHTED AVERAGE             WEIGHTED AVERAGE
                                   ------------------------     ------------------------
                     NUMBER        CONTRACTUAL     EXERCISE       NUMBER        EXERCISE
RANGE OF PRICE     OUTSTANDING        LIFE          PRICE       EXERCISABLE      PRICE
---------------    -----------     -----------     --------     -----------     --------
         $ 5.00       50,000           9.25         $ 5.00         --             --
           5.81       12,500          10.00           5.81         --             --
           6.00        5,000           8.50           6.00         1,250         $ 6.00
           7.00       27,000           9.00           7.00         --             --
          10.00       50,000           9.25          10.00         --             --
          10.25        1,600           9.75          10.25         --             --
          13.88       15,000           9.50          13.88         --             --
   ------------      -------           ----          -----         -----         ------
   $5.00-$13.88      161,100           9.27          $7.86         1,250         $ 6.00
   ------------      -------           ----          -----         -----         ------
   ------------      -------           ----          -----         -----         ------


     In 1997, a total of 24,000 stock options granted under the 1996 Plan to non-employees resulted in a charge to deferred compensation of $53,032, which is being amortized over the four-year vesting period.

     In addition in 1997, the Company issued 10-year options, not pursuant to the 1996 Plan, to purchase up to 217,473 shares of Common Stock to the Chief executive Officer of TTR Ltd. The options are exercisable at $.01 per share and vest over a four-year period and have a remaining life of 8.5 years. At December 31, 1997 a total of 72,491 options are exercisable (See Note 16d).

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

     The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for all of its employee stock-based compensation plans. Accordingly, no compensation cost has been recognized in the accompanying financial statements for stock options issued to employees where the exercise price of the option equals or exceeds the fair value of the underlying common stock as of the grant date.

     Weighted-average grant date fair value of options granted in 1996 under the minimum value method was $1.61 per option and in 1997, under the Black-Scholes option pricing model, it was $5.82 per option.

     The Company has adopted the pro forma disclosure provisions of SFAS No.
123. Had compensation cost for all of the Company's stock-based compensation grants been determined in a manner consistent with the fair value approach described in SFAS No. 123, the Company's net loss and net loss per share as reported would have been increased to the pro forma amounts indicated below:

                                                                      1996           1997
                                                                   -----------    -----------
Net loss
     As reported................................................   $(1,121,211)   $(4,119,612)
     Proforma...................................................   $(1,122,249)   $(4,599,940)
Loss per share
     As reported................................................     $(.62)         $(1.35)
     Proforma...................................................     $(.62)         $(1.51)

     The fair value of each option granted in 1996 is estimated on the date of grant using the minimum value method with the following weighted average assumptions: No dividends, an expected life of 4 years, and a risk-free interest rate of 6.05%. The fair value of each option granted in 1997 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: No dividends, an expected life of 2.5 years, risk-free interest rate of 6.23% and expected volatility of 46.5%.

NOTE 13 -- CAPITAL TRANSACTIONS

WARRANTS

     In 1994 and 1995, the Company granted warrants to consultants to purchase 200,000 shares of Common Stock at $.01 per share. These warrants were exercised in February 1997.

PRIVATE PLACEMENTS

     In April 1996, the Company raised $200,000 in a private placement of 650,000 shares of its Common Stock, and warrants to purchase an additional 1,000,000 shares. The warrants are exercisable for a period of three years commencing February 1997 at an exercise price of $7.00 per share. The warrants were subsequently exchanged for additional shares of Common Stock (see Note 19).

INITIAL PUBLIC OFFERING

     In February 1997, the Company completed an initial public offering of 860,000 shares of its Common Stock and realized net proceeds of approximately $4,700,000 after stock offering costs. In connection with this offering, the Company sold to the underwriter, for $80, five-year warrants to purchase up to an additional 80,000 shares of the Company's Common Stock at an exercise price equal to $11.20 per share. The warrants were subsequently exchanged for additional shares of Common Stock (see note 19). The Company also made an advance payment of $120,000 to the underwriter for a two-year management and financial consulting agreement. In connection with the IPO, certain

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

securityholders have agreed not to sell their shares for up to two years from the offering date, without the prior written consent of the underwriter.

STOCK GRANTS

     In March 1997, the Company issued 5,000 shares of Common Stock to a consultant and recorded a $50,000 compensation charge.

     Additionally, in March 1997, pursuant to a one-year employment agreement the Company issued 50,000 shares of Common Stock to an employee (See Note 16g). The Company recorded deferred compensation in the amount of $500,000 relating to the issuance of the shares, and is amortizing this over the term of the agreement.

     In April 1997, the Company issued 19,000 shares of Common Stock to two consultants and recorded a $282,625 compensation charge (See Note 16b).

STOCK SUBSCRIPTION

     On December 24, 1997, the Company entered into a stock subscription agreement for the sale of 64,000 shares of Common Stock for an aggregate purchase price of $400,000. Pursuant to the agreement, 48,000 shares were paid for and issued on that date and the remaining 16,000 shares were paid for and issued on February 20, 1998. In connection therewith, the Company also issued four (4) year warrants to purchase up to an additional 33,000 shares of Common Stock, at an exercise price of $7.80 per share; provided, that, in lieu of cash payments for exercising the shares, the warrant holder is entitled to accept a smaller number of shares of Common Stock based on the spread between the per share exercise price and the then public market price of a share of the Company's Common Stock. Under the agreement, the Company is required to register these shares.

     In connection with the above agreement, the Company also granted to the investor an option to purchase an additional 10,000 shares of Common Stock which expired on June 30, 1998.

ESCROW SHARES

     An aggregate of 1,000,000 shares of the Company's Common Stock, owned beneficially by its President, had been designated as escrow shares. The escrow shares were not due to be released until the Company achieved certain revenue or stock price levels. If the conditions had not been met, such shares would be cancelled and contributed to the Company's capital.

     In February 1998, pursuant to the terms of the escrow agreement 250,000 shares were forfeited and returned to the Company.

     In June 1998, the Company's President waived his rights to the remaining 750,000 shares of Common Stock held in escrow. These shares have been returned to treasury and cancelled.

NOTE 14 -- COMMON STOCK ISSUED WITH GUARANTEED SELLING PRICE

     On March 31, 1997, the Company and TTR Ltd. were served with claims by an individual demanding, among other things, royalties at the rate of 5% of the proceeds from the sales of products in which the plaintiff claims to have provided consulting services towards its development.

     On May 6, 1997, the Company entered into a settlement agreement whereby the Company issued the individual 15,000 shares of Common Stock. The Company also guaranteed during a 180 day period following the registration of these shares, a $15.50 per share selling price of the stock in the open market. If the share price was not met, then the Company would remit the difference between $15.50 per share and the actual consideration received. The Company has established a temporary equity account to record its maximum liability from the guarantee. Payment of any shortfall would be charged

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

to this account and any balance remaining at the end of the holding period would be credited to permanent capital. The Company recorded an expense of $232,500 due to the issuance of these shares.

     In January 1998, the individual sold the shares at an aggregate price of $77,156 and under the terms of the settlement agreement, the Company was required to remit to him approximately $155,344. On January 19, 1998, the Company remitted to the individual $55,344 and agreed to remit the balance of $100,000 by June 15, 1998, together with an additional $5,000 in consideration of deferring the payment. The deferred amount has been secured by a guarantee issued by an Israeli Bank.

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, which requires that all entities disclose the fair value of financial instruments, as defined, for both assets and liabilities recognized and not recognized in the balance sheet. Substantially all of the Company's financial instruments, consisting primarily of cash equivalents, current receivables, accounts payable and notes payable, are carried at, or approximate, fair value because of their short-term nature or because they carry market rates of interest.

NOTE 16 -- COMMITMENTS AND CONTINGENCIES

CONSULTING AND EMPLOYMENT AGREEMENTS

     a) In August 1994, TTR Ltd. entered into an employment agreement with one of its officers. The agreement has a three-year term which provides for annual compensation of $60,000, subject to adjustment. The agreement may terminate with 60 days prior notice. In the event the termination is without cause then the officer will be entitled to continue to receive his salary for an additional twelve month period. At the end of the initial three-year term, the agreement automatically renews for one-year periods. For the year ended December 31, 1997, the annual salary including bonus amounted to $81,500.

     b) In October 1995, the Company entered into a three-year marketing consulting agreement, pursuant to which the consultant earns a fee of $4,800 per month. In April 1997, the Company also issued the consultant 15,000 shares of Common Stock (see note 13).

     c) In December 1995, TTR Ltd. entered into an employment agreement with its director of product research and development. The agreement has a one-year term, renewable for additional one-year terms. In consideration of eliminating the provision for royalty payments, the agreement was amended to increase the annual base compensation to $96,000 plus fringe benefits. The Company has also paid the employee a one time bonus of $50,000 in 1997.

     d) In September 1996, TTR Ltd. entered into a three-year employment agreement with its Chief Executive Officer. The agreement provides for annual compensation of approximately $100,000, subject to adjustment and is renewable for additional one-year periods at the end of the initial term. Within the initial term the employee may terminate the agreement with 60 days prior notice and with 90 days notice thereafter.

     The employee was also granted options to purchase 217,473 shares of Common Stock, at an exercise price of $.01 per share. The Company recorded deferred compensation expense of $1,522,300 and is amortizing this amount over the vesting period. The options will vest over a four-year period commencing with the date of grant.

     e) In December 1996, TTR Ltd. entered into a two-year consulting agreement. The agreement provides for monthly fees of $6,100 and is renewable for one additional year. The agreement may be terminated by either party with 30 days' prior notice. In 1997, the consultant was also granted 15,000

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

options under the Company's 1996 Stock Option Plan. The options have an exercise price equal to the fair market value on the date of grant and will vest over a four-year period.

     f) In February 1997, TTR Ltd. entered into an agreement with the University of Arizona ('the University'), to become a sponsor of the Optical Data Storage Center ('ODSC') at the University. In consideration of this sponsorship, TTR Ltd. would receive voting power in the decision-making body of the ODSC, proportional to its contribution. TTR Ltd. contributed a total of $25,000 and in August 1997, terminated the agreement.

     g) In March 1997, the Company entered into a one-year employment agreement with an officer of the Company. The agreement provides for monthly compensation of $5,000 and is automatically renewable for additional one-year terms. The agreement may be terminated by either party with 30 or 60 days prior notice during the first and second anniversary, respectively, and with 90 days notice thereafter. The Company has also agreed to issue to the employee 50,000 shares of Common Stock. Pursuant to an escrow agreement, 25,000 shares were released from escrow on July 31, 1997 and 25,000 on January 31, 1998. The grant of these shares resulted in a charge to deferred compensation in the amount of $500,000 which is being amortized over one year. The officer was also granted 40,000 qualified and 60,000 nonqualified options under the Company's 1996 Stock Option Plan at an exercise price of $10.00 and $5.00 per share, respectively. The options will vest over a four-year period commencing with the date of grant. The issuance of the nonqualified options resulted in a charge to deferred compensation in the amount of $300,000. This amount is being amortized over the vesting period.

OPERATING LEASES

     The Company and TTR Ltd. have each entered into lease agreements for office space expiring through 2002. Future minimum rentals on these leases as of December 31, 1997 are as follows:

                              DECEMBER 31,
------------------------------------------------------------------------

   1998.................................................................   $ 68,549
   1999.................................................................     68,549
   2000.................................................................     68,549
   2001.................................................................     40,785
   2002.................................................................     10,263
                                                                           --------
                                                                           $256,695
                                                                           --------
                                                                           --------

NOTE 17 -- GEOGRAPHIC DATA

                                                                  U.S.       % OF TOTAL      ISRAEL      % OF TOTAL
                                                               ----------    ----------    ----------    ----------
For the year ended December 31, 1997:
     Revenue................................................           --          --              --          --
     Operating loss.........................................   (1,495,108)      38.68%     (2,370,628)      61.32%
     Identifiable assets....................................      633,285       53.28%        555,342       46.72%

For the year ended December 31, 1996:
     Revenue................................................           --          --              --          --
     Operating loss.........................................     (205,543)      22.92%       (691,236)      77.08%
     Identifiable assets....................................      654,250       54.90%        537,438       45.10%

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

NOTE 18 -- LICENSING AGREEMENTS

     In October 1997, the Company entered into a five-year Development and OEM Licensing Agreement with Doug Carson & Associates (DCA), a supplier of mastering interface systems (MIS) that produce CD-ROMs. The Company granted DCA an exclusive, nontransferable, royalty free, world-wide license to produce and market DiscGuard'tm' enhanced MIS for CD's through December 31, 1998. In the event that DCA sells or upgrades at least 100 units of the version of its MIS that supports DiscGuard'tm', then the exclusivity provision will be extended through December 31, 1999. After December 31, 1999, the Company and DCA will negotiate mutually acceptable minimum sales and upgrade levels to retain the exclusivity provision.

     In November 1997, the Company entered into a five-year Development and OEM License Agreement with Nimbus CD International Inc. (Nimbus), a leading replicator of CD-ROMs, whereby Nimbus was granted an exclusive license to produce DiscGuard'tm' enhanced media until September 16, 1998. Under the license agreement, the Company is entitled to a percentage of the proceeds of the premium charged by Nimbus for DiscGuard'tm' protected discs.

NOTE 19 -- SUBSEQUENT EVENTS

PROPOSED PUBLIC OFFERING

     On April 1, 1998, the Company entered into a letter of intent with an underwriter for a firm commitment public offering of 2,500,000 shares of the Company's Common Stock. The offering price will be at or about the market price of the Common Stock of the Company immediately prior to the effective date of a Registration Statement. In connection therewith, the Company also entered into a consulting agreement with the underwriter. The agreement provides for an advance payment of $50,000, four-year warrants to purchase up to 25,000 shares of the Company Stock at an exercise price of $5 5/8, and a fee of 5% of the exercise price of certain outstanding warrants that are converted to Common Stock.

CONSULTING AGREEMENT

     On April 1, 1998, the Company retained the services of an individual to perform consulting services related to the operation and development of the Company's business under a one-year consulting agreement. The Company has paid a $10,000 non-refundable retainer. In addition, the agreement provides for the payment of $250,000 and the issuance of 50,000 unregistered shares of Common Stock upon the closing of the Company's proposed public offering. The Company
expects to record deferred compensation of $     upon the issuance of these
shares and will amortize this amount over the term of the agreement.

PRIVATE PLACEMENT

     In July 1998, the Company completed a private offering of 29.5 Units, each Unit consisting of $50,000 principal amount of 10% Promissory Notes and Warrants to purchase 11,500 shares of Common Stock. For financial reporting purposes, the Company will record a note discount totalling approximately $550,000, to reflect the value of the Warrants issued. The discount will be amortized on a straight-line basis over the term of the respective notes. The notes bear interest at the rate of 10% per annum and become due and payable together with accrued interest at the earlier of one year or 30 days following the consummation by the Company of any public or private equity or debt financing exceeding $1,000,000. The warrants are exercisable for a four-year period at an exercise price equal to 115% of the public offering price in the proposed offering.

                          TTR INC. AND ITS SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
    [INFORMATION AS OF AND FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998 IS
                                   UNAUDITED]

STOCK GRANTS

     In June 1998 the Company issued 125,000 shares of Common Stock and 25,000 warrants exercisable at 115% of the proposed public offering price to various consultants pursuant to one year consulting agreements. The Company will record a charge to deferred compensation expense of approximately $445,000 as a result of these issuances.

WARRANT EXCHANGE

     In July 1998, the Company issued 432,000 additional shares of Common Stock in exchange for 1,000,000 and 80,000 outstanding warrants exercisable at $7.00 and $11.20, respectively. (see Note 13).

EMPLOYMENT AGREEMENT

     In July, 1998, the Company entered into an eighteen-month employment agreement with its new Chief Executive Officer. The agreement provides for annual compensation of $210,000 and is automatically renewable for additional one-year terms. The Company also granted to the employee 250,000 options under the Company's 1996 Stock Option Plan. The options have an exercise price equal to the fair market value on the date of grant and will vest over a five-year period.

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Prospectus Summary.............................     3
Risk Factors...................................     7
The Company....................................    13
Use of Proceeds................................    14
Price Range of Common Stock....................    15
Dividend Policy................................    15
Capitalization.................................    16
Plan of Operation..............................    17
Business.......................................    20
Management.....................................    30
Executive Compensation.........................    31
Beneficial Ownership...........................
Principal Stockholders.........................    35
Certain Transactions...........................    36
Description of Capital Stock...................
Description of Securities......................    37
Shares Eligible for Future Sale................    37
Underwriting...................................    39
Concurrent Offering............................    40
Legal Matters..................................    40
Experts........................................    40
Available Information..........................    41
Financial Statements...........................   F-1


_____________________________                      _____________________________

                                2,500,000 SHARES
                                    TTR INC.
                                  COMMON STOCK

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                             Josephthal & Co. Inc.
                                 JULY 31, 1998

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with the claims made against them as a result of their being an officer or director. The Company's By-Laws provide that the Company will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law. The Company shall indemnify any person who is or was a director or officer of the Company and is a party or is threatened to be made a party to any action or proceeding to the fullest extent permitted by Delaware law.

     The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the director's fiduciary duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be incurred and borne by the Company in connection with the sale and distribution of the shares of Common Stock offered hereby (other than underwriting discounts and commissions). All amounts shown are estimates, except for the Securities and Exchange Commission filing fee and the NASD, Inc. filing fee.

Securities and Exchange Commission filing fee........................................   $3,781
NASD, Inc. Filing Fee................................................................   $1,400
Transfer Agent's fee.................................................................   $
Legal fees and expenses..............................................................   $
Accounting fees and expenses.........................................................   $
Blue Sky fees and expenses...........................................................   $
Printing and engraving expenses......................................................   $
Miscellaneous........................................................................   $
                                                                                        ------
     Total fees and expenses.........................................................   $
                                                                                        ------
                                                                                        ------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following paragraphs set forth certain information with respect to all securities sold by the Company within the past three years without registration under the Securities Act. The information includes the names of the purchasers, the dates of issuance, the title and number of securities sold and the consideration received by the Company for the issuance of these shares.

     1. (a) In January 1996, the Company sold 50,000 shares of Common Stock to the Chana Sasha Foundation.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of $100,000.

     (d) The Company believes that the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     2. (a) In April 1996, the Company completed a private placement of 650,000 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock (the 'Warrants') to four investors (the 'Equity Financing'). In July 1998, the Warrants were exchanged for 400,000 shares of Common Stock.

     (b) There were no underwriters with respect to the above transaction.

     (c) The aggregate purchase price of the securities sold in the Equity Financing was $200,000, including $10,000 ascribed to the Warrants.

     (d) The Company believes that the shares of Common Stock and Warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act, and Regulation D promulgated thereunder.

     3. (a) In June 1996, the Company issued in a private placement to six accredited investors one-year 10% promissory notes (the 'Bridge Financing'). In connection with the Bridge Financing, the Company issued to such investors an aggregate of 150,000 shares of Common Stock. The investors returned to treasury and cancelled 135,000 shares of Common Stock.

     (b) The Company paid commissions and non-accountable expense allowances of approximately $55,000 to First Metropolitan Securities, Inc.

     (c) The total offering price was $500,000 (ascribing $75,000 to the shares of Common Stock), and the total underwriting discount was $50,000.

     (d) The Company believes that the promissory notes and the shares of Common Stock were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(6) of the Securities Act, and Regulation D promulgated thereunder.

     4. (a) In July 1996, the Company issued 5,000 options to Sheldon Rich, a former director of the Company. The options are exercisable at $6.00 per share until January 15, 2001.

     (b) There were no underwriters with respect to the above transaction.

     (c) Pursuant to the Option Plan, the options were issued in consideration of services performed.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     5. (a) In September 1996, the Company agreed to issue 217,473 options to Arik Shavit, a director of the Company. The options are exercisable at $.01 per share until September 2006 and are subject to a four-year vesting schedule.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     6. (a) From December 1996 through January 1997, the Company issued short-term 15% promissory notes in an aggregate principal amount of $450,000 to accredited investors.

     (b) The Company paid fees in the aggregate amount of $45,000 to placement agents.

     (c) The Company believes that the notes were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act, and Regulation D promulgated thereunder.

     7. (a) In January through February 1997, pursuant to the Option Plan the Company issued to eight employees and two consultants options to purchase in the aggregate 34,000 shares of Common Stock. The options are exercisable at $7.00 per share until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     8. (a) In connection with the IPO, the Company issued to First Metropolitan Securities, Inc. warrants to purchase up to 80,000 shares of Common Stock of the Company at an exercise price per share of $11.20. In July 1998, the Warrants were exchanged for 32,000 shares of Common Stock.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services performed in connection with the IPO.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provide Section 4(2) of the Securities Act.

     9. (a) In March 1997, the Company issued 5,000 shares of Common Stock to Allon Guez, a former consultant to the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of services performed.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided Section 4(2) of the Securities Act.

     10. (a) In March 1997, the Company issued 50,000 shares of Common Stock to Robert Friedman, of which 25,000 shares vested on July 31, 1997 and the remaining 25,000 shares vested on January 31, 1998. In addition, in March 1997, the Company issued, under the Option Plan, to Robert Friedman (i) non-qualified options to purchase up to 40,000 shares of Common Stock at an exercise price per share of $10.00 and (ii) incentive stock options to purchase up to 60,000 shares of Common Stock at an exercise price per share of $5. The options are exercisable until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares and options were issued in consideration of services to be performed prior to vesting and, additionally, the options were issued under the Option Plan.

     (d) The Company believes that the shares and options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     11. (a) In April 1997, the Company issued 15,000 shares of Common Stock to Holborn Systems, Ltd. and 4,000 shares of Common Stock to Ascent Inner Dimensions of Jewish Life, Inc.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of services performed.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     12. (a) In May 1997, the Company issued 15,000 shares of Common Stock to Henry Israel, a former consultant to the Company.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares were issued in consideration of the settlement of an outstanding lawsuit.

     (d) The Company believes that the shares were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     13. (a) In May 1997, the Company issued, under the Option Plan, to a total of three consultants and employees options to purchase 15,000, 5,000 and 3,000 shares of Common Stock, at an exercise price per share equal to, respectively, $13 7/8, $13 15/16 and $14 1/2. All of these issuances were subsequently canceled and such consultants and employees were issued on December 31, 1997 options for an identical number of shares of Common Stock at an exercise price per share of 5 13/16. The options are exercisable until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     14. (a) In July and October 1997, the Company issued under the Company's Option Plan to a consultant and an employee options to purchase, respectively, 2,000 and 2,500 shares of Common Stock, at an exercise price per share equal to, respectively, $11 and $11 1/4. Such issuances were subsequently canceled and the employees were issued on December 31, 1997 options for an identical number of shares of Common Stock at an exercise price per share of 5 13/16. The options are exercisable until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     15. (a) In November 1997, pursuant to the Option Plan, the Company issued to an employee options to purchase 1,600 shares of Common Stock, at an exercise price per share equal to $10 1/4. Such issuance was subsequently canceled and the employee was issued on December 31, 1997 options for an identical number of shares of Common Stock at an exercise price per share of 5 13/16. The options are exercisable until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     16. (a) In December 1997, the Company issued to Biscount Overseas Ltd. ('Biscount') 64,000 shares of Common Stock and four (4) year warrants to purchase 33,000 shares of Common Stock at an exercise price per share of $7.80.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares and warrants were issued in consideration of the payment of $400,000.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     17. (a) In January 1998, pursuant to the Option Plan, the Company issued to a consultant options to purchase 4,000 shares of Common Stock, at an exercise price per share equal to $5 7/8. The options are exercisable until 2006.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     18. (a) In April 1998, the Company issued four (4) year warrants to the Underwriter to purchase 25,000 shares of Common Stock at an exercise price per share of $5 5/8.

     (b) There were no underwriters with respect to the above transaction.

     (c) The warrants were issued in consideration of services to be performed.

     (d) The Company believes that the warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     19. (a) In July 1998, the Company completed a private placement of 10% promissory notes for an aggregate amount of $1,475,000. In connection therewith the Company issued warrants to purchase in the aggregate 339,250 shares of Common Stock at an exercise price equal to 115% of the price per share of Common Stock in this Offering or as the date of grant if no offering takes place by December 31, 1998.

     (b) The Company paid commissions to the placement agents of approximately $96,000.

     (c) The Company believes that the promissory notes and warrants were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     20. (a) In June 1998, the Company issued to three consultants a total of 125,000 shares of Common Stock and warrants for an additional 25,000 shares of Common Stock. The warrants are exercisable at a price per share equal to 115% of the price of the Common Stock in this Offering or 115% of the price of Common Stock on the date of the grant if no offering takes place by December 31, 1998.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares and warrants were issued in consideration of services to be performed.

     (d) The Company believes that the options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     21. (a) In April 1998, pursuant to the Option Plan, the Company issued to employees options to purchase 7,000 shares of Common Stock at an exercise price per share equal to $5 3/8.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     22. (a) In April 1998, the Company entered into a consulting agreement pursuant to which the Company will issue to the consultant 50,000 shares of Common Stock at the closing of this Offering.

     (b) There were no underwriters with respect to the above transaction.

     (c) The shares of Common Stock were issued in consideration of services to be performed by the consultant.

     (d) The options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     23. (a) In June 1998, pursuant to an Option Plan, the Company issued to an employee options to purchase 4,000 shares of Common Stock at an exercise price per share equal to $4 5/8.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

     24. (a) In July 1998, pursuant to an Option Plan, the Company issued to an employee options to purchase 250,000 shares of Common Stock at an exercise price per share equal to $2 15/16.

     (b) There were no underwriters with respect to the above transaction.

     (c) The options were issued in consideration of services to be performed prior to vesting pursuant to the Option Plan.

     (d) The options were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS
  1.1**   -- Form of Underwriting Agreement with Josephthal & Co. Inc. ('Josephthal').
  3.1     -- Certificate of Incorporation of the Company, as amended.(1)
  3.2     -- By-Laws of the Company, as amended.(1)
  3.3     -- Memorandum of Association of TTR Israel.(1)
  3.4     -- Articles of Association of TTR Israel.(1)
  4.1**   -- Form of Josephthal's Warrants.
  4.2     -- Specimen Common Stock Certificate.
  4.3*    -- Form of Lock-up Agreements between certain of the Company's shareholders and Josephthal.
  5.1**   -- Opinion of Baer Marks & Upham LLP.
  9.1     -- Voting Trust Agreement.(1)
 10.1**   -- Form of Financial Consulting Agreement with Josephthal.
 10.2     -- Incentive and Non-Qualified Stock Option Plan.(1)
 10.3     -- Employment Agreement between TTR Israel and Marc D. Tokayer.(1)
 10.4     -- Employment Agreement between TTR Israel and Baruch Sollish.(1)
 10.5     -- Employment Agreement between TTR Israel and Arik Shavit, as amended.(1)
 10.6     -- Employment Agreement between TTR Inc. and Robert Friedman.(2)
 10.7     -- Unprotected Tenancy Agreement between TTR Israel and Pharmastate Ltd. dated June 10, 1996.(1)
 10.8     -- Consulting Agreement dated November 1, 1994 between the Company and Shane Alexander Unterburgher
             Securities Inc.(1)
 10.9     -- Consulting Agreement dated October 1, 1995 between the Company and Holborn Systems Ltd.(1)
 10.10    -- Loan and Security Agreement dated September 30, 1996 between the Company and 732498 Ontario Ltd.(1)
 10.11    -- Form of Note Extension Agreement.(1)
 10.12    -- Form of Promissory Note (1).
 10.13    -- Settlement Agreement dated May 6, 1997 between the Company and Henry Israel settling certain outstanding claims.(2)
 10.14    -- Agreement dated January 19, 1998 between the Company and Henry Israel.(2)
 10.15    -- Development and OEM Licensing Agreement dated October 31, 1997 between the Company and Doug Carson &
             Associates Inc.(2)
 10.16    -- Development and OEM Licensing Agreement dated October 31, 1997 between the Company, Doug Carson &
             Associates Inc. and Nimbus CD International, Inc.(2)
 10.17    -- Management Agreement dated October 1, 1997 between the Company and Ultimus Ltd.(2)
 10.18    -- Stock Purchase Agreement dated December 24, 1997 between the Company and Biscount Overseas Ltd.(2)
 10.19    -- Consulting Agreement between the Company and Pioneer Management Corporation.(1)
 10.20    -- Purchase Agreement and Assignment dated January 5, 1995 between TTR Israel and Rina Marketing R&D
             Ltd.(1)
 10.21*   -- Employment Agreement between TTR Inc. and Steven L. Barsh dated July 6, 1998.
 10.22*   -- Form of Stock Purchase Agreement between the Company and certain of its securityholders.
 10.23*   -- Form of Proposed Non-Executive Director Stock Option Plan
 21.1*    -- Subsidiaries of the Company.
 23.1**   -- Consent of Baer Marks & Upham LLP (included in Exhibit 5.1).
 23.2**   -- Consent of Aboudi & Brounstein.
 23.3*    -- Consent of Schneider Ehrlich & Wengrover LLP, certified public accountants.
 23.4*    -- Consent of BDO Almagor & Co., certified public accountants.
 24.1*    -- Powers of Attorney (included on page II-8).
 27.1*    -- Financial Data Schedule.



------------

*  Filed with this Registration Statement.

** To be filed by Amendment.

(1) Filed as an Exhibit to the Registration Statement of the Company on Form SB-2, dated February 10, 1997, No. 333-11829, and incorporated herein by reference).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Filed as an Exhibit to the Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1997.

ITEM 28. UNDERTAKINGS

     (a) The Registrant hereby undertakes the following:

          (i) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
     (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

          (ii) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned in the City of New York, State of New York, on July 30, 1998.

                                          TTR INC.

                                          By:  /s/    MARC D. TOKAYER
                                               .................................
                                                      MARC D. TOKAYER,
                                            CHAIRMAN OF THE BOARD AND PRESIDENT
                                             (PRINCIPAL EXECUTIVE AND FINANCIAL
                                                     OFFICER AND OFFICER
                                            DULY AUTHORIZED TO SIGN ON BEHALF OF
                                                         REGISTRANT)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Marc D. Tokayer, or Samuel F. Ottensoser, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, to sign in any and all capacities any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                          TITLE                               DATE
------------------------------------------  ---------------------------------------------------   ---------------

         /s/ MARK D. TOKAYER                 Chairman of the Board and President (Principal         July 31, 1998
 .........................................    Executive and Financial Officer)
            (MARC D. TOKAYER)

         /s/ BARUCH SOLLISH                  Vice President -- Research and Development, Chief      July 31, 1998
 .........................................    Technology Officer
            (BARUCH SOLLISH)                  and Director

         /s/ ARIK SHAVIT                     Vice President and Director                            July 31, 1998
 .........................................
            (ARIK SHAVIT)

                       INDEX TO EXHIBITS FILED WITH THIS
                        FORM SB-2 REGISTRATION STATEMENT

EXHIBIT
NUMBER                                         DESCRIPTION OF DOCUMENT
------   ----------------------------------------------------------------------------------------------------
  4.3    -- Form of Lock-up Agreement between certain of the Company's Shareholders and Josephthal...........
 10.21   -- Form of Employment Agreement between TTR Inc. and Steven L. Barsh................................
 10.22   -- Form of Stock Purchase Agreement between the Company and certain of its securityholders..........
 10.23   -- Form of Proposed Non-Executive Director Stock Option Plan........................................
 21.1    -- Subsidiaries of the Company......................................................................
 23.3    -- Consent of Schneider Ehrlich & Wengrover LLP, certified public accountants.......................
 23.4    -- Consent of BDO Almagor & Co., certified public accountants.......................................
 24.1    -- Powers of Attorney (included on page II-8).......................................................
 27.1    -- Financial Data Schedule..........................................................................

                              STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as.....................  'tm'
The registered trademark symbol shall be expressed as..........  'r'